Exhibit 10.27

THE SHAW GROUP INC. 401(k) PLAN

Effective January 1, 2014

TABLE OF CONTENTS

ARTICLE I
INVESTMENT OF CONTRIBUTIONS

1.1	Account	1
1.2	Actual Contribution Percentage	1
1.3	Actual Deferral Percentage	1
1.4	Affiliated Employer	2
1.5	Authorized Leave of Absence	2
1.6	Beneficiary	2
1.7	Board of Directors	2
1.8	Break in Service	2
1.9	Code	3
1.10	Compensation	3
1.11	Deferral Contributions	5
1.12	Disability or Disabled	5
1.13	Earnings	5
1.14	Effective Date	5
1.15	Eligibility Service	5
1.16	Eligible Employee	6
1.17	Employee	6
1.18	Employee Deferral Account	6
1.19	Employer	6
1.20	Employer Matching Contribution Account	7
1.21	Employer Profit Sharing Contribution Account	7
1.22	Employer Stock	7
1.23	Employment Commencement Date	7
1.24	ERISA	7
1.25	Enrollment Date	7
1.26	Fund	7
1.27	Highly Compensated Employee	7
1.28	Hour of Service	8
1.29	Leased Employee	9
1.30	Matching Contributions	9
1.31	Normal Retirement Plan	9
1.32	Participant	9
1.33	Period of Severance	9
1.34	Plan	10
1.35	Plan Administrator	10
1.36	Plan Year	10
1.37	Pre-Tax Contributions Account	10
1.38	Pre-Tax Contributions	10
1.39	Profit Sharing Contributions	10

1.40	Reduction-in-Force-Termination	10
1.41	Reemployment Commencement Date	11
1.42	Rollover Contribution Account	11
1.43	Rollover Contributions	11
1.44	Roth Contribution Account	11
1.45	Roth Contributions	11
1.46	Safe Harbor Matching Contribution	11
1.47	Safe Harbor Notice	11
1.48	Severance Date	11
1.49	Spousal Consent	12
1.50	Statutory Compensation	12
1.51	Termination of Employment	13
1.52	Trust	13
1.53	Trust Agreement	13
1.54	Trustee	13
1.55	Valuation Date	14
1.56	Vested Portion	14
1.57	Vesting Service	14

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1	Eligibility	14
2.2	Participation	15
2.3	Reemployment of Former Employees and Former Participants	15
2.4	Transferred Participants	15
2.5	Termination of Participation	15

ARTICLE III
CONTRIBUTIONS

3.1	Deferral Contributions	15
3.2	Matching Contributions	19
3.3	Profit Sharing Contributions	20
3.4	Participant Rollover Contributions and Transfers	21
3.5	Change in Contributions	22
3.6	Revocation of Contributions	23
3.7	Limitations Affecting Highly Compensated Employees	23
3.8	Maximum Annual Additions	27
3.9	Return of Contributions	28
3.10	Contributions Not Contingent Upon Profits	28

ARTICLE IV
INVESTMENT OF CONTRIBUTIONS

4.1	Investment Funds	29
4.2	Investment of Participant’s Accounts	29
4.3	Responsibility for Investments	29
4.4	Change of Election	30
4.5	Transfers Between Funds	30
4.6	Limitations Imposed by Contract	30
4.7	Employer Stock	31

ARTICLE V
VALUATION OF THE ACCOUNTS

5.1	Valuation of the Accounts	37

ARTICLE VI
VESTED PORTION OF ACCOUNTS

6.1	Fully Vested Account	38
6.2	Other Accounts	38
6.3	Disposition of Forfeitures	40

ARTICLE VII
WITHDRAWALS WHILE STILL EMPLOYED

7.1	Withdrawal of Rollover Contributions	41
7.2	Withdrawals Upon Attainment of Age 59-1/2	41
7.3	Hardship Withdrawal	41
7.4	Withdrawal Procedures	42
7.5	Qualified Reservist Distributions	43
7.6	Withdrawal of Deferral Contributions for Participants in Uniformed Services	43

ARTICLE VIII
LOANS TO PARTICIPANTS

8.1	Amount Available	43
8.2	Terms	43
8.3	General Administration	44

ARTICLE IX
DISTRIBUTION OF ACCOUNTS UPON TERMINATION OF EMPLOYMENT

9.1	Eligibility	44
9.2	Form of Distribution	45
9.3	Commencement of Payments	45
9.4	Minimum Distribution Requirements	46
9.5	Status of Accounts Pending Distribution	51
9.6	Proof of Death and Right of Beneficiary or Other Person	51
9.7	Distribution Limitation	51
9.8	Rollover Distributions	51

ARTICLE X
ADMINISTRATION OF PLAN

10.1	Plan Administration	53
10.2	Service in More Than One Fiduciary Capacity	54
10.3	Limitation of Liability	54
10.4	Indemnification	54
10.5	Appointment of Investment Manager	54

ARTICLE XI
MANAGEMENT OF FUNDS

11.1	Trust Agreement	54
11.2	Exclusive Benefit Rule	55
11.3	Payment of Expenses	55

ARTICLE XII
GENERAL PROVISIONS

12.1	Non-alienation	55
12.2	Conditions of Employment Not Affected by Plan	56
12.3	Facility of Payment	56
12.4	Information	57
12.5	Top-Heavy Provisions	57
12.6	Prevention of Escheat	59
12.7	Transfers of Trust Fund Assets	60
12.8	Construction	60
12.9	USERRA Compliance	60

12.10	Death Benefits Under USERRA-Qualified Active Military Service	60
12.11	Qualified Hurricane Disaster Relief	61

ARTICLE XIII
AMENDMENT, MERGER, AND TERMINATION

13.1	Amendment of Plan	61
13.2	Merger, Consolidation, or Transfer	61
13.3	Additional Participating Employers	61
13.4	Termination of Plan	62

PREAMBLE

The Shaw Group Inc. 401(k) Plan ("Plan") became effective January 1, 1994, to provide a financial incentive and retirement security for Eligible Employees of The Shaw Group Inc. and participating employers. The Plan was subsequently restated effective October 1, 2006 using Fidelity non-standardized prototype documents.

Effective June 1, 2010, except as otherwise noted, The Shaw Group Inc. amended and restated the Plan into an individually designed Plan document. The amendment and restatement incorporated into the Plan document the prior amendments made to the Plan since its October 1, 2006 restatement, including the amendments required by the Economic Growth and Tax Relief Reconciliation Act of 2001, the amendments required or pe1mitted by the Pension Protection Act of 2006 and the Heroes Earnings Assistance and Relief Tax Act of 2008, and other amendments.

Also effective June 1, 2010, The Shaw Group Inc. amended and restated the Plan to include the provisions needed to implement the merger into the Plan of The Shaw Group Inc. 40l (k) Plan for Hourly Employees. The merged Plan was intended to provide similar benefits to employees through one plan as previously provided under the pre-merger, two-plan structure. Further, the merged Plan met all of the following conditions:

(1)	The sum of the account balances in each plan prior to the merger equaled the value of the entire Plan assets at the time of the merger;

(2)	The assets of each plan were combined at the time of the merger to form the assets of the merged Plan; and

(3)	Immediately after the merger, each Participant in the merged Plan had an Account equal to the sum of the account balances the Pa1ticipant had in each plan immediately prior to the merger.

Effective January 1, 2013, The Shaw Group Inc. amended and restated the Plan. This amendment and restatement is effective February 13, 2013.

Effective February 13, 2013, Chicago Bridge & Iron Company is the sponsor of the Plan (the “Plan Sponsor”). The Plan Sponsor now amends and restates the Plan effective January 1, 2014.

It is intended that this Plan, together with the Trust Agreement, meet all the requirements of the Internal Revenue Code of 1986, as amended ("Code"), and that the Plan shall be interpreted, wherever possible, to comply with the terms of the Code and all formal regulations and rulings issued under the Code.

THE SHAW GROUP INC. 401(k) PLAN

Restated Effective January 1, 2014

ARTICLE I
DEFINITIONS

1.1
"Account" means the Pre-Tax Contribution Account, Roth Contribution Account, Employer Matching Contribution Account, Safe Harbor Matching Contribution Account, Employer Profit Sharing Contribution Account, Rollover Contribution Account, and any other subaccounts maintained for each Participant or Beneficiary pursuant to the terms of this Plan. Effective January 1, 2014, the Employer Matching Contribution Account shall include discretionary Matching Contributions which are in addition to Safe Harbor Matching Contributions.

1.2
"Actual Contribution Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the Employee's Matching Contributions for that Plan Year, to (b) his or her Statutory Compensation for that entire Plan Year, provided that, upon direction of the Plan Administrator, Statutory Compensation for a Plan Year shall only be counted if received during the period an Employee is a Participant or is eligible to become a Participant. The Actual Contribution Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one-hundredth of one percent.

1.3
"Actual Deferral Percentage" means, with respect to a specified group of Employees, the average of the ratios, calculated separately for each Employee in that group, of (a) the amount of Deferral Contributions made pursuant to Section 3.1 for a Plan Year (including Deferral Contributions returned to a Highly Compensated Employee under Section 3.1(c) and Deferral Contributions returned to any Employee pursuant to Section 3.1(d)), to (b) the Employee's Statutory Compensation for that entire Plan Year, provided that upon direction of the Plan Administrator, Statutory Compensation shall only be counted if received during the period an Employee is a Participant or is eligible to become a Participant. The Actual Deferral Percentage for each group and the ratio determined for each Employee in the group shall be calculated to the nearest one-hundredth of one percent. For purposes of determining the Actual Deferral Percentage for a Plan Year, Deferral Contributions may be taken into account for a Plan Year only if they:

(a)
relate to compensation that would have been received by the Employee in the Plan Year but for the deferral election, or are attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2-1/2, months after the close of the Plan Year but for the deferral election;

(b)	are allocated to the Employee as of a date within that Plan Year and the allocation is not contingent on the participation or performance of service after such date; and

(c)	are actually paid to the Trustee no later than twelve (12) months after the end of the Plan Year to which the contributions relate.

1.4
"Affiliated Employer" means any company which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which also includes the Employer; any trade or business under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing sentence, for purposes of Section 3.8, the definitions in Code Sections 414(b) and (c) shall be modified as provided in Code Section 415(h).

1.5	“Authorized Leave of Absence” means an absence with or without pay, authorized by an Employer on a non-discriminatory basis, for Disability, accident, jury duty, military duty, or other reasons.

1.6
"Beneficiary" means any person, persons, or entity designated by a Participant to receive benefits payable in the event of the Participant’s death, and filed with the Plan Administrator in such manner and form as may be prescribed by the Plan Administrator. However, if the Participant is married, his or her spouse shall be deemed to be the Beneficiary unless or until he or she elects another Beneficiary in such manner and form as may be prescribed by the Plan Administrator. Any such designation shall not be effective without Spousal Consent or except as provided in Section 1.44. If no such designation is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Participant’s surviving spouse, if any, shall be deemed to be the Beneficiary; or if there is no surviving spouse, then the Beneficiary shall be the estate of the Participant. Whether an individual is a spouse or surviving spouse shall be determined in accordance with the law of the state in which the Participant resides on the date of his or her death.

1.7	"Board of Directors" means the Board of Directors of Chicago Bridge & Iron Company.

1.8
"Break in Service" means a 12 consecutive month period beginning on an Employee's Severance Date or any anniversary thereof in which the Employee is not credited with an Hour of Service. Notwithstanding the foregoing, the following special rules apply in determining whether an Employee who is on leave has incurred a Break in Service:

(a)
If an individual is absent from work because of "maternity/paternity leave" beyond the first anniversary of his Severance Date, the 12-consecutive-month period beginning on the individual's Severance Date shall not constitute a Break in Service. For purposes of this paragraph, "maternity/paternity leave" means a leave of absence

(1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual, or (4) for purposes of caring for a child for the period beginning immediately following such birth or placement.

(b)
If an individual is absent from work because of "FMLA leave" and returns to employment with the Employer or an Affiliated Employer following such "FMLA leave," he shall not incur a Break in Service during any 12-consecutive-month period beginning on his Severance Date or anniversaries thereof in which he is absent because of such "FMLA leave." For purposes of this paragraph, "FMLA leave" means an approved leave of absence pursuant to the Family and Medical Leave Act of 1993.

1.9	"Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.10
"Compensation" means wages as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b), 408(p)(2)(A)(i), or 457(b) and all other payments of compensation to an Eligible Employee by the Employer (in the course of the Employer's trade or business) for services to the Employer while employed as an Eligible Employee for which the Employer is required to furnish the Eligible Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401 (a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).However, "Compensation" shall be subject to the following adjustments and limitations:

(a)	The following shall be excluded:

(i)	the value of a qualified or non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee's taxable income;

(ii)	the amount includable in the gross income of an Employee upon making the election described in Code Section 83(b);

(iii)
amounts realized from the exercise of a nonstatutory option, or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iv)	amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option;

(v)	reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits; and

(vi)	amounts paid after a Participant's severance from employment with the Employer, except as described in Section l .9(b) below.

(b)	The following shall be included:

(i)
Compensation shall include compensation paid by the later of 2 months after a Participant's severance from employment with the Employer or the end of the Plan Year that includes the Participant's severance from employment with the Employer, if: (A) the payment is regular compensation for services during the Participant's regular working hours, or compensation for services outside the Participant's regular working hours (such as overtime or shift differential), bonuses, commissions, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Participant while such Participant continued in employment with the Employer; or (B) such amounts are either payments for unused accrued bona fide sick, vacation, or other leave (but only if the Eligible Employee would have been able to use the leave if employment had continued), but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includable in the Participant's gross income.

(ii)
effective for Plan Years beginning after December 31, 2008, Compensation shall include any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by the Employer to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in Code Section 3401(h)(2)(A)) while on active duty for more than 30 days, which represents all or a portion of the wages the Participant would have received from the Employer if the individual were performing service for the Employer.

(c)
The Compensation of any Participant taken into account for purposes of the Plan shall be limited to $200,000 for any Plan Year beginning after December 31, 2001, with such limitation to be adjusted automatically to reflect any amendments to Code Section 401(a)(l7) and any cost-of-living increases authorized by Code Section 401(a)(17)(B).

(d)	For a Participant's initial year of participation, Compensation shall be recognized for the entire Plan Year.

1.11	"Deferral Contributions" means all amounts contributed pursuant to Section 3.1 of the Plan, including, on and after June 1, 2010, any Roth Contributions.

1.12
“Disability” or “Disabled” means a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous or indefinite period of at least twelve (12) months, and which is substantiated by proof of disability satisfactory to the Plan Administrator (which proof shall include a written statement of licensed physician or other appropriate medical care provider appointed or approved by the Employer).

1.13
"Earnings" means the amount of earnings to be returned to a Participant with any excess deferrals, excess contributions or excess aggregate contributions under Article III as determined in accordance with regulations prescribed by the Secretary of the Treasury under the provisions of Sections 402(g), 401(k) and 401(m) of the Code, provided that for Plan Years beginning before January 1, 2008, Earnings for the period between the end of the applicable Plan Year and the date of the corrective distribution ("gap period income") shall be included for purposes of correction of any excess deferrals. For Plan Years beginning on and after January 1, 2008, Earnings shall not include gap period income.

1.14	"Effective Date" means January 1, 2014. The original effective date of the Plan was January 1, 1994.

1.15
“Eligibility Service” means the aggregate of all periods of employment of an Employee by an Employer or Related Company (including periods of Authorized Leave of Absence) measured from the date an Employee first performs an Hour of Service upon employment or reemployment to the date of the Employee's Termination of Employment, but excluding any Period of Severance other than an Authorized Leave of Absence; provided, however, that (i) an Employee shall not be credited with more than twelve (12) months of Service with respect to any single period of Authorized Leave of Absence; and (ii) if an Employee who has a Termination of Employment is reemployed by an Employer or a Related Company and performs an Hour of Service before he or she incurs a one (1)-year Period of Severance, such Termination of Employment shall be disregarded and his or her Service shall be treated as continuous through the date he or she resumes employment as an Employee. An Employee shall receive credit for one-twelfth (1/12) of a year of Service for each full or partial calendar month of Service.

With respect to a Participant who, as of February 13, 2013, was an employee of Chicago Bridge & Iron Company or any entity related to Chicago Bridge & Iron Company as a Affiliated Employer, service with Chicago Bridge & Iron Company or any entity related to Chicago Bridge & Iron Company as a Affiliated Employer shall be treated as service with an Employer.

1.16
"Eligible Employee" means an Employee who is employed by an Employer and paid through the U.S. payroll system of the Employer, including an Employee transferred from the United States to work outside the United States but retained on the U.S. payroll system of the Employer, but excluding:

(a)	any Leased Employee;

(b)	any individual who is included in a unit of employees covered by a collective bargaining agreement which does not provide for his or her participation in the Plan;

(c)
any individual who is a nonresident alien who receives no earned income (within the meaning of Code Section 91l(d)(2)) from the Employer that constitutes income from sources within the United States (within the meaning of Code Section 86l(a)(3));

(d)
any individual who is a signatory to a contract, letter of agreement or other document that acknowledges his status as an independent contractor not entitled to benefits under the Plan or who is not otherwise classified by the Employer as a common law employee and with respect to whom the Employer does not withhold income taxes and file Form W-2 (or any replacement form), with the Internal Revenue Service and does not remit Social Security payments to the Federal government, even if such individual is later adjudicated to be a common law employee;

(e)	any individual who is a resident of Puerto Rico, and

(f)
with respect to Employees hired on or after January 1, 2014, temporary employees, co-ops, interns, benefit ineligible employees and employees who are in the United States on an F1 Visa. Notwithstanding any other Plan provision, an ineligible Employee listed in this subsection (f) who subsequently becomes an Eligible Employee shall be credited with Hours of Service performed during his service as an ineligible Employee.

1.17	"Employee" means a person currently employed by the Employer or an Affiliated Employer, including Leased Employees.

1.18	"Employee Deferral Account" means the separate subaccount into which shall be credited the Deferral Contributions made on a Participant’s behalf and earnings on those contributions.

1.19
"Employer" means The Shaw Group Inc., or any successor by merger, purchase or otherwise, with respect to its Employees; or any other Affiliated Employer participating in the Plan as provided in Section 13.3, with respect to its Employees.

1.20	"Employer Matching Contribution Account” means the separate subaccount into which shall be credited the Matching Contributions made on a Participant's behalf and earnings on those contributions.

1.21
"Employer Profit Sharing Contribution Account" means the separate subaccount into which shall be credited the Profit Sharing Contributions made on a Participant's behalf and earnings on those contributions.

1.22	"Employer Stock" means the common stock of Chicago Bridge & Iron Company N.V.

1.23	"Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

1.24	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.25	"Enrollment Date" means the first day of each payroll period.

1.26	"Fund" or "Investment Fund" means the separate funds into which contributions to the Plan are invested in accordance with Article IV.

1.27
"Highly Compensated Employee" means, with respect to a Plan Year, any Employee classified as a highly compensated employee as determined under Code Section 414(q) and any regulations issued thereunder, who

(a)	Was a 5-percent owner of the Employer or an Affiliated Employer at any time during the Plan Year or preceding Plan Year; or

(b)
For the preceding Plan Year had Statutory Compensation from the Employer or an Affiliated Employer in excess of $80,000 (indexed as provided in Code Section 415(d)) and is in the group consisting of the top twenty percent (20%) of the total number of persons employed by the Employer and Affiliated Employers when ranked on the basis of Statutory Compensation paid during the preceding Plan Year, provided, however, that, for purposes of determining the total number of persons employed by the Employer and Affiliated Employers , the following Employees shall be excluded:

(i)	Employees who have not completed an aggregate of six (6) months of service during the preceding Plan Year,

(ii)	Employees who work less than seventeen and one-half (17-1/2) hours per week for fifty percent (50%) or more of the total weeks worked by such employees during the preceding Plan Year,

(iii)	Employees who normally work not more than six (6) months during any year,

(iv)	Employees who have not attained age twenty-one (21) by the end of the preceding Plan Year,

(v)
Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer or Related Companies which constitutes income during the preceding Plan Year from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and

(vi)
Except to the extent provided in regulations prescribed by the Secretary of the Treasury, Employees who are members of a collective bargaining unit represented by a collective bargaining agent with which an Employer or Affiliated Employer has or has had a bargaining agreement.

An Employee shall be treated as a 5-percent owner of the Employer or an Affiliated Employer for any Plan Year if at any time during such year the Employee was a 5-percent owner (as defined in Code Section 416(i)(1)) of the Employer or Affiliated Employer.

Any former Employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee when he or she terminated employment, or in any year following attainment of age fifty-five (55).

1.28	"Hour of Service" means, with respect to any applicable computation period:

(a)	Each hour for which the Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliated Employer,

(b)
Each hour for which the Employee is paid or entitled to payment by the Employer or an Affiliated Employer on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence, but not more than five hundred one (501) hours for any single continuous period, and

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, excluding any hour credited under (a) or (b), which shall be credited to the computation period or periods to which the award, agreement or payment pertains rather than to the computation period in which the award, agreement or payment is made.

No hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance laws. The Hours of Service credited shall be determined as required by Department of Labor Regulations, Section 2530.200b-2(b) and (c), which are incorporated herein by reference.

1.29
"Leased Employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one (1) year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to service performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

(a)	if such Leased Employee is covered by a money purchase pension plan maintained by the leasing organization providing:

(i)
a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the employer pursuant to a salary reduction agreement and which are not includible in the gross income under Code Sections 125, 132(1)(4), 402(e)(3), 402(h)(1)(B), 403(b), or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as employer contributions;

(ii) immediate participation; and

(iii)	full and immediate vesting; and

(b)	if Leased Employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated work force.

1.30	"Matching Contributions" means all amounts contributed pursuant to Section 3.2 of the Plan.

1.31	"Normal Retirement Date" means the date the Participant attains age sixty-five (65).

1.32	"Participant" means any person who is participating in the Plan as provided in Article II.

1.33
“Period of Severance” means the period of time from the earliest of (i) an Employee’s Termination of Employment, or (ii) the first anniversary of an Employee’s first absence from work for any reason other than a Termination of Employment, until the date the Employee is credited with an Hour of Service upon reemployment by or return to service with an Employer or a Related Company. However if one of the reasons for an Employee’s Termination of Employment or other absence was Maternity or Paternity Leave, the Period of Severance shall not include the first year that would otherwise be included in that Period of Severance.

1.34	"Plan" means The Shaw Group Inc. 401(k) Plan, as set forth in this document or as amended from time to time.

1.35
"Plan Administrator" means the person or entity who administers the Plan. The Plan Administrator will be Chicago Bridge & Iron Company unless a different entity or person is designated as Plan Administrator in a resolution duly adopted by Chicago Bridge & Iron Company and such person accepts the designation in writing.

1.36	"Plan Year" means the 12-month period beginning on January 1 of each year and ending on the following December 31.

1.37	"Pre-Tax Contribution Account" means the separate subaccount into which shall be credited the Pre-Tax Contributions made on a Participant’s behalf and earnings on those contributions.

1.38	"Pre-Tax Contributions" means all amounts contributed pursuant to Section 3.1 of the Plan other than Roth Contributions.

1.39	"Profit Sharing Contributions" means all amounts contributed pursuant to Section 3.3 of the Plan.

1.40
“Reduction-in-Force Termination” means any permanent Termination of Employment of an Employee initiated by the Employer or any Affiliated Employer, including any Termination of Employment caused by the sale by the Employer or an Affiliated Employer of an ownership interest in an Affiliated Employer or the assets of a business or business segment, causing the sold Affiliated Employer, business or business segment to cease being (or being part of) an Affiliated Employer, but excluding:

(a)
any Termination of Employment, or by early retirement under any retirement arrangement of an Employer applying to that Employee, elected by the Employee before being given notice of any impending Termination of Employment, or pursuant to an election under any special program of retirement incentive offered by the Employer prior to any notice of impending Termination of Employment;

(b)	any Termination of Employment by reason of Disability or death;

(c)	any Authorized Leave of Absence;

(d)
any Termination of Employment for or after “Cause,” as “Cause” is defined in the Chicago Bridge & Iron Salaried Employee Severance Pay Plan as from time to time in effect (the “Severance Plan”), whether or not the Severance Plan applies to the Employee;

(e)	any voluntary resignation by the Employee; or

(f)	any event that is not a Termination of Employment as defined in Section 1.51.

1.41
"Reemployment Commencement Date" means the date on which an Employee who terminates employment with the Employer or all Affiliated Employers first performs an Hour of Service following such Termination of Employment.

1.42	"Rollover Contribution Account" means the account into which shall be credited the Rollover Contributions made by a Participant and earnings on those contributions.

1.43	"Rollover Contributions" means all amounts contributed pursuant to Section 3.4 of the Plan.

1.44	"Roth Contribution Account" means the separate subaccount into which shall be credited the Roth Contributions made on a Participant's behalf and earnings on those contributions.

1.45
"Roth Contributions" means all amounts contributed pursuant to Section 3.1(f) of the Plan (including catch-up contributions contributed pursuant to Section 3.1(e)) that are includible in the Participant's gross income at the time deferred and have been irrevocably designated as Roth Contributions by the Participant in his or her deferral election.

1.46	“Safe Harbor Matching Contribution” means the fixed Matching Contribution that is contributed to the Plan in accordance with Section 3.2.

1.47
"Safe Harbor Notice" means the comprehensive notice that the Employer provides to each Participant eligible to participate in Employer contributions that describes the Participant's rights and obligations under the Plan, written in a manner calculated to be understood by the average Participant. The Safe Harbor Notice shall be given at least 30 days, but not more than 90 days, before the beginning of the Plan Year. If a Participant becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Eligible Employee becomes a Participant, but not later than the date the Employee becomes a Participant.

1.48
"Severance Date" means the earlier of (a) the date an Employee retires, dies, quits, or is discharged from employment with the Employer and all Affiliated Employers or (b) the 12-month anniversary of the date on which the Employee was otherwise first absent from employment; provided, however, that if an individual terminates or is absent from employment with the Employer and all Affiliated Employers because of military duty, such individual shall not incur a Severance Date if his employment rights are protected under Federal law and he returns to employment with the Employer or an Affiliated Employer within the period during which he retains such employment rights, but, if he does not return to such employment within such period, his Severance Date shall be the earlier of (1) the anniversary of the date his absence commenced or (2) the last day of the period during which he retains such employment rights.

1.49
"Spousal Consent" means written consent given by a Participant's spouse to a designation by the Participant of a specified Beneficiary. That consent shall be duly witnessed by a Plan representative or notary public and shall acknowledge the effect on the spouse of the Participant’s election. The requirement for Spousal Consent may be waived by the Plan Administrator if it is established to its satisfaction that there is no spouse, the Participant is legally separated and such separation allows the change in Beneficiary, or the spouse cannot be located, or because of such other circumstances as may be established by applicable law.

1.50
"Statutory Compensation" means wages as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and all other payments of compensation to an Eligible Employee by the Employer (in the course of the Employer's trade or business) for services to the Employer while employed as an Eligible Employee for which the Employer is required to furnish the Eligible Employee a written statement under Code Sections 604l (d), 6051(a)(3) and 6052. Statutory Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). However, "Statutory Compensation" shall be subject to the following adjustments and limitations:

(a)	Amounts paid after a Participant’s severance from employment with the Employer shall be excluded, except as described in Section l .50(b) below.

(b)	The following shall be included:

(i)
compensation paid by the later of 2-1/2, months after a Participant’s severance from employment with the Employer or the end of the Plan Year that includes the Participant's severance from employment with the Employer, if: (A) the payment is regular compensation for services during the Participant' s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), bonuses, commissions, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Participant pant while such Participant continued in employment with the Employer; or (B) such amounts are either payments for unused accrued bona fide sick, vacation, or other leave (but only if the Eligible Employee would have been able to use the leave if employment had continued), or received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includable in the Participant's gross income.

(ii)
for Plan Years beginning after December 31, 2008, any differential wage payment (within the meaning of Code Section 3401(h)(2)) made by the Employer to a Participant with respect to any period during which the Participant is performing service in the uniformed services (as defined in Code Section 3401(h)(2)(A)) while on active duty for more than 30 days, which represents all or a portion of the wages the Participant would have received from the Employer if the individual were performing service for the Employer.

(c)
The Statutory Compensation of any Participant taken into account for purposes of the Plan shall be limited to $200,000 for any Plan Year, with such limitation to be adjusted automatically to reflect any amendments to Code Section 401(a)( l 7) and any cost-of living increases authorized by Code Section 401(a)(17)(B).

(d)	For a Participant’s initial year of participation, Statutory Compensation shall be recognized for the entire Plan Year.

1.51
“Termination of Employment” occurs when for any reason (other than a layoff for lack of work with recall rights) an individual is no longer an Employee of an Employer or any Affiliated Employer, except that:

(a)
If an individual incurs a layoff for lack of work with recall rights, a Termination of Employment shall occur on the first anniversary of the date of layoff, unless the individual has in the interim been recalled to employment with the Employer or an Affiliated Employer.

(b)
A Participant’s Deferral Contributions, qualified non-elective contributions and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment satisfying the requirements of Section 401(k)(10) of the Code and Treasury Regulations and rulings thereunder, all as in effect at the time of such severance from employment, as determined in the sole discretion of the Plan Administrator. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

1.52	"Trust" means the trust(s) established under the Trust Agreement(s) to hold and invest the contributions made under the Plan and income thereon, and from which Plan benefits are distributed.

1.53	"Trust Agreement" means the agreement entered into between the Employer and the Trustee pursuant to Article XI.

1.54	"Trustee" means the trustee or trustees by whom the assets of the Plan are held as provided in Article XI.

1.55
"Valuation Date" means each business day of the Plan Year. A business day is each day that the New York Stock Exchange is open for the trading of registered securities, or any other date or dates that the Plan Administrator establishes.

1.56	"Vested Portion" means the portion of the Account in which the Participant has a nonforfeitable interest as provided in Article VI.

1.57
"Vesting Service" means service credited to an Employee for the aggregate of the periods beginning with the Employee's Employment Commencement Date (or Reemployment Commencement Date) and ending on his subsequent Severance Date; provided, however, that an Employee who has a Reemployment Commencement Date within the 12-consecutive-month period following the earlier of the first date of his absence or his Severance Date shall be credited with Vesting Service for the period between his Severance Date and his Reemployment Commencement Date. Fractional periods of a year shall be expressed in terms of days.

With respect to a Participant who, as of February 13, 2013, was an employee of Chicago Bridge & Iron Company or any entity related to Chicago Bridge & Iron Company as a Affiliated Employer, service with Chicago Bridge & Iron Company or any entity related to Chicago Bridge & Iron Company as a Affiliated Employer shall be treated as service with an Employer.

Vesting Service shall also include service with any and all employers whose employees become Employees of the Employer as a result of a (i) contract takeover or acquisition, or (ii) corporate acquisition, whether by asset purchase or stock purchase, to the extent provided in Section 13.3.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1    Eligibility

(a)	An Eligible Employee hired prior to January 1, 2014 who has attained age 21 shall be eligible to participate in the Plan as of the date he satisfies such requirement.

(b)	An Eligible Employee hired on or after January 1, 2014 shall be eligible to participate in the Plan:

(i)	with respect to Deferral Contributions and Rollover Contributions, on the date he becomes an Eligible Employee; and

(ii)	with respect to Matching Contributions, Profit Sharing Contributions and corrective contributions described in Section 3.7, the date he or she completes one (1) year of Eligibility Service.

2.2    Participation

(a) An Eligible Employee shall automatically become a Participant on the first Enrollment Date coinciding with or immediately following his or her completion of the eligibility requirement in Section 2.1. Any election or deemed election to have the Participant's Compensation contributed to the Plan as Deferral Contributions shall be made in the manner described in Section 3.1.

(b)
The Plan Administrator or its designee shall notify each Participant who is an Eligible Employee, but who does not currently have in effect an affirmative investment election, about the opportunity and process for making investment elections under the Plan. In addition, the Plan Administrator or its designee shall make available to each Participant a means by which the Participant may designate a Beneficiary. The responsibility for completing and filing a Beneficiary designation rests solely with each Plan Participant.

2.3    Reemployment of Former Employees and Former Participants

Any person reemployed by an Employer as an Eligible Employee, who was previously a Participant or who was previously eligible to become a Participant, shall be immediately eligible to become a Participant of the Plan. Any person reemployed by an Employer as an Eligible Employee, who was not previously eligible to become a Participant, shall become a Participant upon completing the eligibility requirement in Section 2.1.

2.4    Transferred Participants

A Participant who remains in the employ of the Employer or an Affiliated Employer but ceases to be an Eligible Employee shall continue to be a Participant of the Plan but shall not be eligible to make Deferral Contributions, or to receive Matching Contributions or Profit Sharing Contributions while his or her employment status is other than as an Eligible Employee.

2.5    Termination of Participation

A Participant’s participation shall terminate on his or her Severance Date unless the Participant is entitled to benefits under the Plan, in which event his or her participation shall terminate when those benefits are distributed to him or her.

ARTICLE III
CONTRIBUTIONS

3.1    Deferral Contributions

(a)	Any Deferral Contributions elected under this Section 3.1 shall be considered Pre-Tax Contributions and shall be allocated to the Participant’s Pre-Tax Contribution

Account unless the Participant makes a timely, irrevocable election to designate the contributions, or any portion thereof, as Roth Contributions pursuant to Section 3.1(f) below. Pre-Tax Contributions shall be allocated to the Participant's Pre-Tax Contribution Account pursuant to the following election rules:

(i)
Employee Initiated Compensation Reduction Election. An Eligible Employee may elect at any time, in the manner prescribed by the Plan Administrator or its designee, to reduce his Compensation payable while a Participant by a specified percentage that is not more than 75% of Compensation, and have that amount contributed to the Plan by an Employer as Pre-Tax Contributions; provided, however, that the Employer may limit the amount of deferrals to the amount sufficient to allow other legally required and elected withholdings and deductions to be withheld from the Eligible Employee's Compensation. An Eligible Employee's initial election to make Pre-Tax Contributions may be effective on the first Enrollment Date that coincides with or immediately follows the Employee's satisfaction of the eligibility requirements under Section 2.1, or on the first day of any subsequent payroll period following processing of the initial deferral election by the Plan Administrator or its designee. Any subsequent election to change the percentage of the Participant’s authorized Compensation reduction shall be effective as of the first day of the payroll period following processing of the Participant's election by the Plan Administrator or its designee, as provided in Section 3.5. A Participant may elect to revoke his deferral election at any time, as described in Section 3.6.

(ii)
Automatic Increase. A Participant may elect to automatically increase his pre-tax Deferral Contributions each year. Following such an election, each year such Participant's Deferral Contributions shall be increased by an amount equal to 1%, 2% or 3% of such Participant’s Compensation, subject to a maximum deemed Deferral Contributions of 20% of Compensation, unless prior to such anniversary such Participant has made an affirmative election to the contrary.

Any Deferral Contributions elected under this Section 3.1 shall be allocated to the Participant within the Plan Year for which they are contributed and shall be paid to the Trustee as soon as practicable.     Deferral Contributions shall be further limited as provided in Sections 3.7 and 3.8 and paragraph (b) below. Notwithstanding anything to the contrary herein, except for occasional, bona fide administrative considerations, Deferral Contributions made pursuant to an election under this Section 3.1 cannot precede the earlier of (1) the performance of services relating to such contributions and (2) the date the Compensation that is subject to the election would be currently available to the Participant in the absence of an election to defer.

(b)
No Participant shall be permitted to make Deferral Contributions under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under 3.1(e) of the Plan and Section 414(v) of the Code, if applicable. If a Participant’s Deferral Contributions in a calendar year reach that dollar limitation, his election of Deferral Contributions for the remainder of the calendar year will be canceled. As of the first pay period of the calendar year following such cancellation, the Participant’s election of Deferral Contributions shall again become effective in accordance with his previous election.

(c)
In the event that the sum of the Deferral Contributions and similar contributions to any other qualified defined contribution plan maintained by an Employer or an Affiliated Employer exceeds the dollar limitation under paragraph (b) for any calendar year, the Participant shall be deemed to have elected a return of Deferral Contributions in excess of such limit ("excess deferrals") from this Plan. The excess deferrals, together with Earnings, shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. The amount of excess deferrals to be returned for any calendar year shall be reduced by any Deferral Contributions previously returned to the Participant under Section 3.7(a)(ii) for that calendar year. In the event any Deferral Contributions returned under this paragraph (c) were matched by deferred Matching Contributions under Section 3.2, those deferred Matching Contributions, together with earnings thereon, shall be forfeited and used to reduce Employer contributions.

(d)
If a Participant makes tax-deferred contributions under another qualified defined contribution plan maintained by an employer other than the Employer or an Affiliated Employer for any calendar year and those contributions when added to his or her Deferral Contributions under this Plan exceed the dollar limitation under Section 3.l(b) above for that calendar year, the Participant may allocate all or a portion of such excess deferrals to this Plan. In that event, the excess deferrals, together with Earnings, as allocated shall be returned to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made. However, the Plan shall not be required to return excess deferrals unless the Participant notifies the Plan Administrator, in writing, by March 1 of that following calendar year of the amount of the excess deferrals allocated to this Plan. In addition, the amount of any excess deferrals to be returned for any calendar year shall be reduced by any Deferral Contributions previously returned to the Participant under Section 3.7(a)(ii) for that calendar year. In the event any Deferral Contributions    returned under this Section 3.1(d) were matched by Matching Contributions under Section 3.2, those Matching Contributions, together with earnings thereon, shall be forfeited and used to reduce Employer contributions.

(e)
All Eligible Employees who have attained age fifty (50) before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 4 l 4(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 40l(k)(3), 40l(k)(l1), 40l(k)(l2), 40l(k)(l3), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. For Plan Years beginning on and after January 1, 2014, Catch-up contributions shall be eligible for Matching Contributions. Catch-up contributions shall be fully vested at all times and not subject to forfeiture for any reason.

(f)
All Roth Contributions are permitted for periods beginning on and after June 1, 2010. Unless specifically stated otherwise in this Section 3.1(f), Roth Contributions shall be treated in the same manner as Pre-Tax Contributions for all purposes under the Plan, including, but not limited to, applicability of the 75% compensation deferral limit and the availability of catch-up contributions and Matching Contributions. Roth Contributions shall be fully vested at all times and not subject to forfeiture for any reason. A Participant’s Roth Contributions will be separately accounted for, as will gains and losses attributable to the Roth Contributions. No contributions other than Roth Contributions and properly attributable earnings will be credited to a Participant's Roth Contribution Account. The Plan must also maintain a record of a Participant’s investment of the Roth Contributions (i.e., designated Roth Contributions that have not been distributed).

A Participant may receive an in-service distribution from the Roth Contribution Account after attaining age 59-1/2, provided the distribution satisfies the same conditions that apply to in-service distributions from the Pre-Tax Contribution Account. A direct rollover of a distribution from a Roth Contribution Account under the Plan will be made only to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c).
In the event of a withdrawal (including but not limited to, hardship or other in-service withdrawals) of a Participant’s Deferral Contributions prior to age 59-1/2, amounts will be distributed from the Participant’s Pre-Tax Contributions and Roth Contributions in the hierarchy prescribed by the Plan Administrator from time to time. If a withdrawal of Deferral Contributions is made after a Participant reaches age 59-1/2, the Participant shall have the right to elect whether to receive a distribution of Pre-Tax Contributions or Roth Contributions.
For any Plan Year in which a Participant may make both Roth Contributions and Pre-Tax Contributions, the distribution of excess deferrals (Code Section 402(g)), excess contributions (Code Section 401(k)), excess aggregate contributions (Code Section 401(m)), and excess annual additions (Code Section 415) will be made first from the Participant’s Pre-Tax Contributions and then from his Roth Contributions, to the extent such type of elective deferrals was made for the year.
The Plan Administrator may modify the loan policy or program to provide limitations on the ability to borrow from, or use as security, a Participant’s Roth Contribution Account. Similarly, the loan policy or program may be modified to provide for an ordering rule with respect to the default of a loan that is made from the Participant’s Roth Contribution Account and other subaccounts of the Participant’s Account under the Plan.
The Plan Administrator will administer Roth Contributions in accordance with Code Section 402A and in accordance with applicable regulations or other binding authority not reflected herein. Any applicable regulations or other binding authority shall supersede any contrary provisions of this Section.
3.2    Matching Contributions

(a)
For each payroll period beginning on and after January 1, 2014, subject to the limitations described in Section 3.7, the Employer shall contribute to the Plan on behalf of each Participant who made Deferral Contributions (whether or not designated as Roth Contributions or Catch-up Contributions) a Safe Harbor Matching Contribution equal to: (i) 100% of the Deferral Contributions that are not in excess of 3% of the Participant's Compensation, plus (ii) 50% of the amount of the Deferral Contributions that exceed 3% of the Participant's Compensation but that do not exceed 5% of the Participant's Compensation.

The Board of Directors may provide for Matching Contributions to be made in addition to the foregoing. In any Plan Year that the Plan is deemed to meet the tests under Section 3.7 because the Plan is meeting the requirements of Code section 401(k)(12) by virtue of a Matching Contribution or if the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11), no Highly Compensated Employee can receive a greater rate of Matching Contributions than a Nonhighly Compensated Employee at the same rate of Deferral Contributions. In any Plan Year the Plan is intended to satisfy the ACP safe harbor of Code section 401(m)(11): (i) the rate of Matching Contributions cannot increase as a Participant's Deferral Contributions increase, (ii) Matching Contributions cannot be made on Deferral Contributions in excess of six percent (6%) of Compensation, and (iii) the amount of Matching Contributions subject to the Employer’s discretion shall not exceed four percent (4%) of Compensation.

(b)
In addition, for each Participant for whom Deferral Contributions were made for a Plan Year, the Employer shall contribute to the Trust, as a "true up" Matching Contribution, an amount equal to the difference, if any, between (1) the Matching Contribution, if any, made pursuant to Section 3.2(a) on a per payroll basis and (2) the maximum annual Matching Contribution, if any, determined based upon the Participant’s Compensation and Deferral Contributions for the Plan Year.

(c)
Matching Contributions for Plan Years beginning prior to January 1, 2014, are subject to the vesting requirements of Article VI below. In no event may the Matching Contributions be paid to the Trustee later than the time required by law for filing the Employee's federal income tax return (with extensions) for the year with respect to which the contribution is made. If Safe Harbor Matching Contributions are made separately with respect to each payroll period (or with respect to all payroll periods ending with or within each month or quarter of a Plan Year), such Safe Harbor Matching Contributions must be contributed to the Plan by the last day of the immediately following Plan Year quarter.

3.3    Profit Sharing Contributions

(a)	The Employer may, in its sole and absolute discretion, contribute to the Plan for any Plan Year, a Profit Sharing Contribution equal to a percentage of each Participant's Compensation, provided that:

(i)	for Plan Years beginning prior to January 1, 2014, in order to receive an allocation of Profit Sharing Contributions, a Participant must:

(A)	complete 1,000 Hours of Service during the Plan Year,

(B)	be employed by the Employer or an Affiliated Employer as of the last day of the Plan Year

Or

(C)	die, become disabled or retire on or after age 65 during the Plan Year.

(D)
A Participant who transfers employment during the Plan Year to Chicago Bridge & Iron Company or any entity which has adopted the Chicago Bridge & Iron Savings Plan, and (A) is employed by such entity on the last day of the Plan Year, and (B) during the Plan Year completed a combined total of 1,000 or more Hours of Service with the Employer and Chicago Bridge & Iron Company (or any entity which has adopted the Chicago Bridge & Iron Savings Plan); or

(E)
A Participant who transfers employment during that Plan Year to work outside of the United States on a non-U.S. based payroll, and (A) is employed by an affiliated non-U.S. entity on the last day of the Plan Year, and (B) during the Plan Year completed a combined total of 1,000 or more Hours of Service with the Employer and its non-U.S. affiliate.

(ii)
for Plan Years beginning on and after January 1, 2014, a Participant must be employed by the Employer or an Affiliated Employer as of the last day of the Plan Year in order to receive an allocation of the Profit Sharing Contribution.

The amount of such Profit Sharing Contribution, if any, shall be determined by the Board of Directors.

(b)
The allocation to each eligible Participant’s Employer Profit Sharing Contribution Account shall be that po1tion of the Profit Sharing Contribution which is in the same proportion that each eligible Participant’s Compensation bears to the total of all such eligible Participants’ Compensation.

(c)
Profit Sharing Contributions are subject to the vesting requirements of Article VI below. Profit Sharing Contributions shall be paid to the Trustee at such time or times as the Board of Directors shall determine, but not later than the due date, with extensions, for the Employer's federal income tax return.

3.4    Participant Rollover Contributions and Transfers

(a)
With the consent of the Plan Administrator, Eligible Employees and Participants may transfer amounts from other corporate and noncorporate plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. The Plan will accept Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001 from: qualified plans described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; annuity contracts described in Code Section 403(b), excluding after-tax employee contributions; and eligible plans under Code Section 457(b) which are maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept Rollover Contributions of the portion of a distribution from an individual retirement account described in Code Section 408(a) that is eligible to be rolled over and would otherwise be includible in gross income. The amounts transferred shall be allocated to the Participant’s Rollover Contribution Account. The Plan will accept a Rollover Contribution to a Roth Contribution Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). The Plan will not accept a rollover contribution from a Roth IRA described in Code Section 408A.

(b)
Such Rollover Contribution Account shall be fully vested at all times and shall not be subject to forfeiture for any reason. Amounts in a Participant's Rollover Contribution Account shall be held by the Trustee pursuant to the provisions of this Plan and may be withdrawn by or distributed to the Participant, in whole or in part, in accordance with the provisions of Article VII below, except as provided in subsection (c) below.

(c) Amounts attributable to elective contributions (as defined in Treasury Regulation Section l.401(k)-6, including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Treasury Regulation Section 1.401(k)-1(d).

(d)
Upon termination of employment, or such other date when the Participant or his or her Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Contribution Account shall be used to provide additional benefits to the Participant or his or her Beneficiary. A Participant’s Rollover Contribution Account shall not be considered as part of the Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

(e)
Prior to accepting any transfers to which this Section applies, the Plan Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

(f)
Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any benefit protected by the provisions of Code Section 411(d)(6).

(g) All amounts allocated to a Participant's Rollover Contribution Account may be treated as a directed investment account pursuant to Article IV.

3.5    Change in Contributions

The percentage of Compensation designated or deemed designated by a Participant under Section 3.1 shall automatically apply to increases and decreases in the Participant’s Compensation. Subject to the provisions of Section 3.1, a Participant may change the percentage of his or her authorized payroll reduction by giving prior notice to the Plan Administrator not later than at the time determined by the Plan Administrator in a uniform and nondiscriminatory manner and communicated to all Participants. Elections under this Article III may be filed with the Plan Administrator in such manner and form as may be prescribed by the Plan Administrator from time to time, including but not limited to in writing, online, or by telephone voice response systems. The changed percentage shall become effective as soon as reasonably practicable following the Plan Administrator's receipt and processing of the Participant’s request for such change.

3.6    Revocation of Contributions

A Participant may revoke his or her election or deemed election under Section 3.1 at any time. The revocation shall become effective as soon as reasonably practicable following the Plan Administrator's receipt and processing of the request. A Participant who has revoked his or her election under Section 3.I may elect to have his or her Compensation reduction resumed in accordance with Section 3.1 as soon as reasonably practicable following the Plan Administrator's receipt and processing of the Participant’s request for such resumption.

3.7    Limitations Affecting Highly Compensated Employees

Effective January 1, 2014 and because the Plan is intended to be a safe harbor plan, the Plan shall comply with the Safe Harbor Notice requirements as described in Section 1.47, and the Plan shall be deemed to meet the requirements of Section 3.7(a) with respect to Deferral Contributions. However, for any year the Plan is not deemed to meet the requirements of Section 3.7(a), the Plan must meet one of the two tests (as described in Section 3.7(a), below), with respect to Deferral Contributions for any Plan Year.

(a)
Limitation Based on Actual Deferral Percentage: This Section 3.7(a) shall be construed and administered in accordance with the requirements of Code Section 40l(k), Treas. Reg. Section l.401(k)-2, and any subsequent IRS guidance issued under applicable Code provisions, all of which materials shall be incorporated in the Plan by reference. The Actual Deferral Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Deferral Percentage for the preceding Plan Year for all other Employees who were Participants or were eligible to become Participants multiplied by l.25. If the Actual Deferral Percentage does not meet the foregoing test, the Actual Deferral Percentage for Highly Compensated Employees may not exceed the lesser of the Actual Deferral Percentage for the preceding Plan Year for all other Employees who were Participants or were eligible to become Participants plus two (2) percentage points or such Actual Deferral Percentage multiplied by 2.0. For Plan Years beginning prior to January 1, 2014, the Plan shall be considered to be using the "prior year testing method" as such term is defined in Treas. Reg. Section l .401(k)-6. For Plan Years beginning on and after January 1, 2014, the Plan shall be considered to be using the "current year testing method."

With respect to the foregoing limitations, if, in any Plan Year, the Plan benefits Employees otherwise excludable from the Plan if the Plan had imposed the greatest minimum age and service conditions permissible under Code Section 410(a), and the Employer applies Code Section 410(b) separately to the portion of the Plan that benefits only Employees who satisfy age and service conditions under the Plan that are lower than the greatest minimum age and service conditions permissible under Code Section 410(a) and to the portion of the Plan that benefits Employees who have satisfied the greatest minimum age and service conditions permissible under

Code Section 410(a), the Plan may be treated as comprising two separate Plans and the Actual Deferral Percentage test set forth above may be applied separately for each group of Employees in each Plan.

In the alternative, if, in any Plan Year, the Plan benefits Employees otherwise excludable from the Plan if the Plan had imposed the greatest minimum age and service conditions permissible under Code Section 410(a), and the Employer applies Code Section 410(b) separately to the portion of the Plan that benefits only Employees who satisfy age and service conditions under the Plan that are lower than the greatest minimum age and service conditions permissible under Code Section 410(a) and to the portion of the Plan that benefits employees who have satisfied the greatest minimum age and service conditions permissible under Code Section 410(a), the Actual Deferral Percentage test set faith above may be applied by excluding from consideration all eligible Employees (other than Highly Compensated Employees) who have not satisfied the greatest minimum age and service conditions permissible under Code Section 410(a).

The Plan Administrator may implement rules limiting the Deferral Contributions which may be made on behalf of some or all Highly Compensated Employees so that this limitation is satisfied. If the Plan Administrator determines that the limitation under this Section 3.7(a) has been exceeded in any Plan Year, the following provisions shall apply:

(i)
Any distribution of Deferral Contributions subject to reduction under this Section ("excess contributions") shall be made to Highly Compensated Employees by leveling based on the amount of contributions by, or on behalf of, such employees.

(ii)
Excess contributions, together with Earnings, shall be paid to the Participant before the close of the Plan Year following the Plan Year in which the excess contributions were made and, to the extent practicable, within 2-1/2 months of the close of the Plan Year in which the excess contributions were made. In the event any Deferral Contributions returned under this Section 3.7(a) were matched by Matching Contributions, such corresponding Matching Contributions, together with Earnings thereon, to the extent vested shall be paid to the Participant and to the extent forfeitable under the Plan shall be forfeited and used to reduce Employer contributions.

Effective January 1, 2014 and because the Plan is intended to be a safe harbor plan, the Plan shall comply with the Safe Harbor Notice requirements as described in Section 1.47, the Plan shall be deemed to meet the requirements of Section 3.7(b) with respect to Matching Contributions. However, for any year the Plan is not deemed to meet the requirements of Section 3.7(b), the Plan must meet one of the two tests (as described in Section 3.7(b), below) with respect to Matching Contributions for any Plan Year.

(b)
Limitation Based on Contribution Percentage: This Section 3.7(b) shall be construed and administered in accordance with the requirements of Code Section 401(m), Treas. Reg. Section l.401(m)-2, and any subsequent IRS guidance issued under applicable Code provisions, all of which materials shall be incorporated in the Plan by reference. The Actual Contribution Percentage for Highly Compensated Employees who are Participants or eligible to become Participants shall not exceed the Actual Contribution Percentage for the preceding Plan Year for all other Employees who were Participants or were eligible to become Participants multiplied by 1.25. If the Actual Contribution Percentage does not meet the foregoing test, the Actual Contribution Percentage for Highly Compensated Employees may not exceed the lesser of the Actual Contribution Percentage for the preceding Plan Year for all other Employees who were Participants were eligible to become Participants plus two (2) percentage points or such Actual Contribution Percentage multiplied by 2.0. For Plan Years beginning prior to January 1, 2014, the Plan shall be considered to be using the "prior year testing method" as such term is defined in Treas. Reg. Section l.401(m)-5. For Plan Years beginning on and after January 1, 2014, the Plan shall be considered to be using the “current year testing method.”

With respect to the foregoing limitations, if, in any Plan Year, the Plan benefits Employees otherwise excludable from the Plan if the Plan had imposed the greatest minimum age and service conditions permissible under Code Section 410(a), and the Employer applies Code Section 410(b) separately to the portion of the Plan that benefits only Employees who satisfy age and service conditions under the Plan that are lower than the greatest minimum age and service conditions permissible under Code Section 410(a), and to the portion of the Plan that benefits Employees who have satisfied the greatest minimum age and service conditions permissible under Code Section 410(a), the Plan may be treated as comprising two separate Plans and the Actual Contribution Percentage test set forth above may be applied separately for each group of Employees in each Plan.

In the alternative, if, in any Plan Year, the Plan benefits Employees otherwise excludable from the Plan if the Plan had imposed the greatest minimum age and service conditions pe1missible under Code Section 410(a), and the Employer applies Code Section 410(b) separately to the portion of the Plan that benefits only Employees who satisfy age and service conditions under the Plan that are lower than the greatest minimum age and service conditions permissible under Code Section 410(a) and to the portion of the Plan that benefits Employees who have satisfied the greatest minimum age and service conditions permissible under Code Section 410(a), the Actual Contribution Percentage test set forth above may be applied by excluding from consideration all eligible Employees (other than Highly Compensated Employees) who have not satisfied the greatest minimum age and service conditions permissible under Code Section 410(a).

The Plan Administrator may implement rules limiting the Deferral Contributions that may be made by some or all Highly Compensated Employees so that this limitation is satisfied. If the Plan Administrator determines that the limitation under this Section 3.7(b) has been exceeded in any Plan Year, the following provisions shall apply:

(i)
Any distribution of Matching Contributions subject to reduction under this Section ("excess aggregate contributions") shall be made to Highly Compensated Employees by leveling based on the amount of contributions by, or on behalf of, such employees.

(ii)
Any excess aggregate contributions, together with Earnings thereon, shall be reduced, with the vested Matching Contributions being paid to the Participant and the Matching Contributions which are forfeitable under the Plan being forfeited and applied to reduce Employer contributions.

Any repayment or forfeiture of excess aggregate contributions shall be made before the close of the Plan Year following the Plan Year for which the excess aggregate contributions were made and, to the extent practicable, any repayment shall be made within 2-1/2 months of the close of the Plan Year in which the excess aggregate contributions were made.

(c)	The multiple use test described in prior Treas. Reg. Section 1.401(m)-2 shall not apply for any Plan Year.

(d)
If any Highly Compensated Employee is a participant in another qualified plan of the Employer or an Affiliated Employer, other than an employee stock ownership plan described in Code Section 4975(e)(7), under which pre-tax deferral contributions or matching contributions are made on behalf of the Highly Compensated Employee or under which the Highly Compensated Employee makes after-tax contributions, the Plan Administrator shall implement rules, which shall be uniformly applicable to all employees similarly situated, to take into account all such contributions for the Highly Compensated Employee under all such plans in applying the limitations of this Section. If any other such qualified plan has a plan year other than the Plan Year, the contributions to be taken into account in applying the limitations of this Section will be those made on the plan years ending with or within the same calendar year.

(e)
In the event that this Plan is aggregated with one or more other plans to satisfy the requirements of Code Sections 401(a)(4) and 410(b) (other than for purposes of the average benefit percentage test) or if one or more other plans is aggregated with this Plan to satisfy the requirements of such sections of the Code, then the provisions of this Section 3.7 shall be applied by determining the Actual Deferral Percentage and Actual Contribution Percentage of employees as if all such plans were a single plan. If this Plan is permissively aggregated with any other plan or plans for purposes of satisfying the provisions of Code Section 401(k)(3), the aggregated plans must also satisfy the provisions of Code Sections 401(a)(4) and 410(b) as though they were a single plan. Plans may be aggregated under this Section 3.7(e) only if they have the same plan year.

(f)
The Plan Administrator may authorize that special "qualified non-elective contributions" shall be made for a Plan Year, which shall be allocated in such amounts and to such Participants who are not Highly Compensated Employees, as the Plan Administrator shall determine; provided, however, that such contributions cannot be taken into account for purposes of this Section 3.7 for a Plan Year to the extent the contributions exceed the limitations set out in Treas. Reg. Sections l.401(k)-2(a)(6)(iv), l.401(m)-2(a)(5) and 1.401(m)-2(a)(6). The Plan Administrator shall establish such separate accounts as may be necessary. Qualified non-elective contributions shall be 100% non-forfeitable when made. Qualified non-elective contributions made for the Plan Year shall be used to satisfy the tests described in subsections (a) and (b) above. The provisions of this Section 3.7(f) shall be subject to any applicable regulations which may be issued.

(g)
The Plan shall satisfy the requirements of Code Sections 401(k)(3) and 401(m)(2) and the regulations thereunder as in effect from time to time, and such requirements are incorporated herein by reference.

3.8    Maximum Annual Additions

The provisions of this Section 3.8 shall govern notwithstanding any other provisions of the Plan. Accordingly, the limitations, adjustments, and other requirements prescribed in the Plan shall comply with the provisions of Code Section 415 and the final regulations promulgated thereunder, the terms of which are specifically incorporated herein by reference.

(a)
Effective for limitation years beginning after December 31, 2001, except to the extent permitted under Code Section 414(v), if applicable, the annual addition that may be contributed or allocated to a Participant’s Account under the Plan for any limitation year shall not exceed the lesser of (a) $40,000, as adjusted for increases in the cost-of-living under Code Section 415(d), or (b) 100% of the Participant's Statutory Compensation for the limitation year.

(b)	For purposes of this Section 3.8, the term "limitation year" shall mean the Plan Year.

(c)
For purposes of this Section 3.8, the term "annual addition" shall mean the sum for any limitation year of Employee contributions, Employer contributions, and forfeitures as provided in Code Section 415(c)(2) and applicable regulations, including Treas. Reg. Section 1.415(c)-1(b).

(d)
If the annual addition to a Participant's Account for any Plan Year, prior to the application of the limitation set forth in Section 3.8(a) above, exceeds that limitation, the Employer may use any appropriate correction under the Employee Plans

Compliance Resolution System (EPCRS) as set out in Rev. Proc. 2013-12 or superseding guidance, including, but not limited to, the preamble to the final regulations under Code Section 415.

3.9    Return of Contributions

(a)
If the Commissioner of Internal Revenue, on timely application made after the initial establishment of the Plan, determines that the Plan is not qualified under Code Section 401(a), or refuses, in writing, to issue a determination as to whether the Plan is so qualified, the Employer's contribution is made on or after the date on which that determination or refusal is applicable shall be returned to the Employer. The return shall be made within one year after the denial of initial qualification. The provisions of this Section 3.9(a) shall apply only if the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

(b)
The Employer's contributions to the Plan are conditioned upon their deductibility under Code Section 404. If all or part of the Employer's deductions for contributions to the Plan are disallowed by the Internal Revenue Service, the portion of the contributions to which that disallowance applies shall be returned to the Employer without interest but reduced by any investment loss attributable to those contributions. The return shall be made within one year after the disallowance of the deduction.

(c)
The Employer may recover without interest the amount of its contributions to the Plan made on account of a mistake of fact, reduced by any investment loss attributable to those contributions, if recovery is made within one year after the date of those contributions.

(d)
In the event that Deferral Contributions made under Section 3.1 are returned to the Employer in accordance with the provisions of this Section 3.9, the elections to reduce Compensation which were made by Participants on whose behalf those contributions were made shall be void retroactively to the beginning of the period for which those contributions were made. The Deferral Contributions so returned shall be distributed in cash to those Participants for whom those contributions were made, provided, however, that if the contributions are returned under the provisions of Section 3.9(a) above, the amount of Deferral Contributions to be distributed to Participants shall be adjusted to reflect any investment gains or losses attributable to those contributions.

3.10    Contributions Not Contingent Upon Profits

The Employer may make contributions to the Plan without regard to the existence or the amount of profits. Profits shall include both accumulated earnings and current net taxable income of the Employer before deduction of federal, state, and local income taxes and before any contributions made by the Employer to this or any other employee benefit plan maintained by the Employer, as determined by its independent public accountants in accordance with generally accepted accounting principles. Notwithstanding the foregoing, however, this Plan is designed to qualify as a "profit sharing plan" for all purposes of the Code.

ARTICLE IV
INVESTMENT OF CONTRIBUTIONS

4.1    Investment Funds

Contributions to the Plan shall be invested in one or more of the Investment Funds as may be selected by the Plan Administrator from time to time. The Plan Administrator shall provide at least four (4) different Funds with varying degrees of investment risk consistent with ER ISA Section 404(c) and the regulations thereunder.

4.2    Investment of Participants' Accounts

A Participant shall make an investment election that covers the Participant's entire Account, in accordance with one of the following options:

(a)	Except as provided in Section 4.7(a) with respect to Employer Stock, one hundred percent (l00%) investment in any one (l) Investment Fund;

(b)	In more than one (1) Investment Fund allocated in multiples of one percent (1%).

If a Participant to make an investment election, contributions to his or her Account shall be invested by default in an Investment Fund or Funds that meet the requirements of a qualified default investment alternative as determined under applicable regulations, which Fund or Funds shall be designated as the Plan's default Investment Fund in the Plan's summary plan description.

4.3    Responsibility for Investments

Each Participant is solely responsible for the selection of his or her investment options. The Trustee, Plan Administrator, Employer, and the officers, supervisors, and other employees of the Employer are not empowered to advise a Participant as to the manner in which his or her Account shall be invested. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for investment in that Investment Fund.

4.4    Change of Election

A Participant may change his or her investment allocation election under Section 4.2, including any investment election with respect to Employer Stock, each Valuation Date of a Plan Year by giving notice to the Trustee in the manner approved by the Plan Administrator. The changed investment allocation election shall become effective as promptly as practicable following receipt by the Trustee of such notice of change, in accordance with the Trustee's customary procedures.

4.5    Transfers Between Funds

A Participant may elect to transfer all or any fraction in multiples of one percent (1%) of his or her Account between or among the Investment Funds, including any investment election with respect to Employer Stock, at any time by giving notice to the Trustee in the manner approved by the Plan Administrator. The transfer or transfers shall be effective as of the earliest practicable Valuation Date following the receipt by the Trustee of such notice of transfer.

4.6    Limitations Imposed by Contract

Notwithstanding anything in this Article to the contrary, any contributions invested in a guaranteed investment contract shall be subject to any and all terms of such contract, including any limitations placed on the exercise of any rights otherwise granted to a Participant under any other provisions of this Plan with respect to such contributions. The Investment Funds available under the Plan are generally intended to be long-term investments suitable for retirement savings and are not designed to accommodate frequent exchanges (purchases and sales) by Participants. An exchange occurs any time a Participant transfers all or a portion of his or her Account from one Investment Fund to another. Frequent exchanges by Participants may be harmful to the performance of the Plan's investments by increasing transaction costs that are shared by all investors and by interfering with portfolio management. Therefore, the Plan Administrator or the entities that provide investments and administrative services to the Plan may adopt procedures to discourage these activities. Such procedures shall be consistent with ERISA Section 404(c) and may include, but are not limited to, the following:

(a)	Limits on the frequency with which a Participant may submit investment directions;

(b)	Limits on the frequency with which a Participant may transfer in and out of Investment Funds;

(c)	Limits on the dollar value of transactions;

(d)	Fees when a Participant transfers out of an Investment Fund within a certain period of time after transferring into the Fund;

(e)	Restrictions on the means by which a Participant may submit investment directions; and

(f)	Such other procedures which the Plan Administrator or the Plan's service provider determines to be appropriate to prevent or discourage frequent trading activity.

Participants will be notified of any such procedures applicable under the Plan.

4.7    Employer Stock

Investments in Employer Stock shall be made via an Investment Fund which invests primarily in Employer Stock (the "Stock Fund") which shall consist of either (i) the shares of Employer Stock held for each Participant who participates in the Stock Fund (a "Share Accounting Stock Fund"), or (ii) a combination of shares of Employer Stock and short-term liquid investments, consisting of mutual fund shares or commingled money market pool units as agreed to by the Employer and the Trustee, which are necessary to satisfy the Stock Fund's cash needs for transfers and payments (a "Unitized Stock Fund"). Dividends received by the Stock Fund are reinvested in additional shares of Employer Stock or, in the case of a Unitized Stock Fund, in short-term liquid investments.

In the case of a Unitized Stock Fund, such units shall represent a proportionate interest in all assets of the Unitized Stock Fund, which includes shares of Employer Stock, short-term investments, and at times, receivables for dividends and/or Employer Stock sold and payables for Employer Stock purchased. A net asset value per unit shall be determined daily for each cash unit outstanding of the Unitized Stock Fund. The return earned by the Unitized Stock Fund shall represent a combination of the dividends paid on the shares of Employer Stock held by the Unitized Stock Fund, gains or losses realized on sales of Employer Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Unitized Stock Fund. A target range for the short-te1m liquid investments shall be maintained for the Unitized Stock Fund. The Named Fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing such target range and a drift allowance for such short-term liquid investments. Such target range and drift allowance may be changed by the Named Fiduciary, after consultation with the Trustee, provided any such change is communicated to the Trustee in writing. The Trustee is responsible for ensuring that the actual short-term liquid investments held in the Unitized Stock Fund fall within the agreed upon target range over time, subject to the Trustee's ability to execute open-market trades in Employer Stock or to otherwise trade with the Employer.

Investments in Employer Stock shall be subject to the following limitations:

(a)
Contribution Limit. Notwithstanding anything in the Plan to the contrary, effective January l, 2012, no contributions to the Plan may be invested in the Stock Fund and no amounts may be transferred from any other Investment Fund into the Stock Fund.

(b)
Fiduciary Duty of Named Fiduciary. The Plan Administrator shall act as the Named Fiduciary, and the Named Fiduciary shall continuously monitor the suitability under the fiduciary duty rules of ERISA Section 404(a)(l) (as modified by ERISA Section 404(a)(2)) of acquiring and holding Employer Stock.

(c)
Execution of Purchases and Sales. Purchases and sales of Employer Stock shall be made on the open market on the date on which the Trustee receives in good order all information and documentation necessary to accurately effect such purchases and sales or (i)    if later, in the case of purchases, the date on which the Trustee has received a transfer of the funds necessary to make such purchases, (ii) as otherwise provided in the applicable service agreement, or (iii) as provided in paragraph (d) below. Such general rules shall not apply in the following circumstances:

(i)	If the Trustee is unable to determine the number of shares required to be purchased or sold on such day;

(ii)	If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(iii)
If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter.

(d)
Purchases and Sales from or to Employer. If directed by the Employer in writing prior to the trading date, the Trustee may purchase or sell Employer Stock from or to the Employer if the purchase or sale is for adequate consideration (within the meaning of ERISA Section 3(18)) and no commission is charged. If Employer contributions or contributions made by the Employer on behalf of the Participants under the Plan are to be invested in Employer Stock, the Employer may transfer Employer Stock in lieu of cash to the Trust. In such case, the shares of Employer Stock to be transferred to the Trust will be valued at a price that constitutes adequate consideration (within the meaning of ERISA Section 3(18)).

(e)
Securities Law Reports. The Named Fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Employer Stock; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Employer Stock pending the filing of any report. The Trustee shall provide to the

Named Fiduciary such information on the Trust's ownership of Employer Stock as the Named Fiduciary may reasonably request in order to comply with Federal or state securities laws.

(f)
Voting and Tender Offers. Notwithstanding any other provision of the Trust Agreement the provisions of this Subsection shall govern the voting and tendering of Employer Stock. For purposes of this Subsection, each Participant shall be designated as a named fiduciary under ERISA with respect to shares of Employer Stock that reflect that portion, if any, of the Participant's interest in the Stock Fund not acquired at the direction of the Participant in accordance with ERISA Section 404(c).

The Employer, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Employer Stock, except as required by law. The Trustee, after consultation with the Employer, shall prepare the necessary documents associated with the voting and tendering of Employer Stock, unless the Employer directs the Trustee not to do so.

(i)    Voting.

(A)
When the issuer of the Employer Stock prepares for any annual or special meeting, the Employer shall notify the Trustee thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Employer shall ce1tify to the Trustee that the aforementioned materials represent the same information that is distributed to shareholders of Employer Stock. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the issuer of the Employer Stock, the Employer shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant with an interest in Employer Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the proportional interest in the number of full and fractional shares of Employer Stock credited to the Participant's sub-Accounts held in the Stock Fund. The Employer shall provide the Trustee with a copy of any materials provided to the Participants and shall (if the mailing is not handled by the Trustee) notify the Trustee that the materials have been mailed or otherwise sent to Participants.

(B)
Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Employer Stock that is credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participants proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Employer Stock shall be communicated in writing, or by such other means mutually acceptable to the Trustee and the Employer. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Employer Stock that reflect the Participant’s interest in the Stock Fund as directed by the Participant. The Trustee shall not vote shares of Employer Stock that reflect a Participant's interest in the Stock Fund for which the Trustee has received no direction from the Participant, except as required by law.

(ii)    Tender Offers.

(A)
Upon commencement of a tender offer for any securities held in the Trust that are Employer Stock, the Employer shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Employer shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Employer Stock. Based on these materials, and after consultation with the Employer, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Employer Stock that are credited to the Participant's Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant’s proportional interest in the Stock Fund (both vested and unvested). The Employer shall notify each Participant with an interest in such Employer Stock of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to the Participant the tender materials and the tender instruction form described herein. The Employer shall provide the Trustee with a copy of any materials provided to the Participants and shall (if the mailing is not handled by the Trustee) notify the Trustee that the materials have been mailed or otherwise sent to Participants.

(B)
Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock that are credited to the Participant’s Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect such Participant's proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Employer under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Employer Stock that are credited to the Participant’s Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant’s proportional interest in the Stock Fund for which the Trustee has received no direction from the Participant.

(C)
A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock that reflect the Participant's proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of such tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(D)
A direction by a Participant to the Trustee to tender shares of Employer Stock that reflect the Participant's proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant withdraw, or have distributed, any or all of his withdrawable shares. If the Plan uses share accounting, the Trustee shall credit to the Participant's Account the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from the Participant's Account. If accounting is by units of participation, the Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that interest. Pending receipt of direction (through the Plan

Administrator) from the Participant or the Named Fiduciary as to which of the remaining Investment Funds the proceeds should be invested in, the Trustee shall invest the proceeds in the Plan's default Investment Fund.

(g)
Shares Credited. If accounting with respect to the Stock Fund is by units of participation, then for all purposes of this Section 4.7, the number of shares of Employer Stock deemed "reflected" in a Participant's proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

(h)
General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Employer Stock credited to a Participant's Account or a Participant’s proportional interest in the Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Named Fiduciary. The Trustee shall have no duty to solicit directions from Participants.

(i)	Conversion. All provisions in this Section 4.7 shall also apply to any securities received as a result of a conversion to Employer Stock.

(j)
Diversification out of Employer Stock. Notwithstanding anything herein to the contrary and in addition to the general Employer Stock diversification rights otherwise available under the Plan, the following rules shall apply:

(i)	With respect to the portion of a Participant’s or Beneficiary’s Account attributable to:

(A)
Matching and/or Profit Sharing Contributions and invested in Employer Stock, the Participant or Beneficiary shall be permitted to exchange out of Employer Stock into any other permissible investment otherwise available, no later than the date on which either (1) or (2) below is applicable:

(1)	If a Participant has completed at least three years of service, or

(2)	If a Beneficiary is the Beneficiary of a Participant who is either described in (1) above or who is deceased.

(B)	Pre-Tax, Roth and/or Rollover Contributions and invested in Employer Stock, the Participant or Beneficiary shall immediately be permitted to exchange out of Employer Stock into any other permissible investment otherwise available.

(ii)
The Plan must have no fewer than three permissible investments, other than Employer Stock, each of which must be diversified and have materially different risk and return characteristics. A Participant or Beneficiary who is permitted to exchange out of Employer Stock must be permitted to direct the investment of the proceeds from such an exchange out of Employer Stock into the permissible     investments described in this Section 4.7(j)(ii). Notwithstanding anything to the contrary in this section 4.7(j)(ii):

(A)
The Plan shall not be treated as failing to meet the requirements of this section 4.7(j)(ii) merely because the Plan limits the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly, and

(B)
Except as provided in otherwise applicable guidance, the Plan shall not impose restrictions or conditions with respect to the investment of Employer Stock that are not imposed on the investment of other assets of the Plan. This subsection (B) shall not apply to any restrictions or conditions imposed by reason     of the application of securities law.

ARTICLE V
VALUATION OF THE ACCOUNTS

A Participant's Account shall be represented in shares in each Investment Fund, and in shares or units in a Stock Fund as provided in Section 4.7. The value of any such Account on any Valuation Date shall equal the number of shares of the applicable Investment Fund and in the Stock Fund held for the Participant in such Account multiplied by the value on such Valuation Date of the shares or units. The share or unit value shall be determined in accordance with the applicable Investment Fund's and Stock Fund's customary procedures. A Participant's Account shall also be adjusted as of each Valuation Date to reflect contributions, loan payments, withdrawals, distributions, loan disbursements, and transfers between Investment Funds since the next preceding Valuation Date. For purposes of the foregoing sentence:

(a)
contributions and loan repayments shall be credited as of the Valuation Date coincident with or next following the date the amounts are actually invested in the applicable Investment Funds, in accordance with the Trustee's customary procedures;

(b)
withdrawals, distributions, and loan disbursements shall be deducted as of the Valuation Date coincident with or next following the date the required document is processed by the Trustee, in accordance with its usual procedures; and

(c)	transfers between Investment Funds shall be reflected as of their effective date under Section 4.5.

Each calendar quarter a Participant shall be furnished by the Trustee with a statement setting forth the value of his or her Account.

ARTICLE VI
VESTED PORTION OF ACCOUNTS

6.1	Fully Vested Accounts

A Participant shall at all times be 100% vested in, and have a non-forfeitable right to, his or her Employee Deferral Account, his Safe Harbor Matching Contribution Account, his Rollover Contribution Account, and his catch-up contributions and qualified non-elective contributions, if any.

In addition, the portion of a Participant’s Employer Matching Contribution Account which is attributable to discretionary Matching Contributions made for Plan Years beginning on and after January 1, 2014 shall be fully vested and nonforfeitable.

6.2	Other Accounts

(a)
Except as otherwise provided in Section 6.1 and in subsection (b), below, a Participant shall be vested in, and have a non-forfeitable right to, his Employer Matching Contribution Account (excluding Matching Contributions for Plan Years beginning on and after January 1, 2014) and Employer Profit Sharing Contribution Account in accordance with the following schedule:

Years of Vesting Service            Percent Vested
1                        20%
2                        40%
3                        60%
4                        80%
5                        100%

Notwithstanding the foregoing vesting schedule, effective as of and subject to the Closing Date, if a Participant’s employment in the Employer's Energy & Chemicals Group is terminated in conjunction with the sale of the Employer's Energy & Chemicals Group to Technip SA, and the Participant becomes employed by Technip SA or an affiliate following the acquisition, such Participant shall become 100% vested in, and have a nonforfeitable. right to, his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account.

(b)
Notwithstanding the foregoing, a Participant shall be 100% vested in, and have a nonforfeitable right to, his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account (i) upon attainment of age 65, or upon his death, Disability, retirement on or after age 65, in each case, in the employment of an Employer or an Affiliated Employer; or (ii) his employment terminates by reason of a Reduction-in-Force Termination.

(c)
The following rules describe how Vesting Service earned before and after a period of Break in Service of five years shall be applied for purposes of determining a Participant’s vested interest in his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account.

(i)
If a Participant has a period of Break in Service of five years, all years of Vesting Service earned by the Participant after such period of Break in Service shall be disregarded in determining the Participant’s vested interest in his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account balances attributable to employment before such Break in Service. In addition, Vesting Service earned before a period of Break in Service of five years shall be disregarded in determining the Participant's vested interest in his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account balances attributable to employment after such Break in Service.

(ii)
If a Participant has a period of Break in Service of less than five years, Vesting Service earned both before and after such Break in Service shall be included in determining the Participant’s vested interest in his Employer Matching Contribution Account and Employer Profit Sharing Contribution Account balances attributable to employment both before and after such Break in Service.

(d)
Notwithstanding the vesting schedule above, upon the complete discontinuance of contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the Account of any affected Participant shall become 100% vested and shall not thereafter be subject to forfeiture.

(e)
The computation of a Participant's Vested Portion of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) whole years of Vesting Service as of the expiration date of the election period may elect to have his Vested Portion computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(i)	the adoption date of the amendment,

(ii)	the effective date of the amendment, or

(iii)	the date the Participant receives written notice of the amendment from the Employer or Plan Administrator.
6.3    Disposition of Forfeitures

(a)
Upon termination of employment of a Participant who was not fully vested in his Employer Matching Contribution Account or Employer Profit Sharing Contribution Account, the non-vested portion of such Accounts shall remain in the Participant's Account until the Participant has a period of Break in Service of five years or receives a distribution of the Vested Portion of his Account, if earlier. If a former Participant, who has not received a distribution of the Vested Portion of his Account, is not reemployed by the Employer or an Affiliated Employer before he has a Break in Service of five years or receives such a distribution, the non-vested portion of his Employer Matching Contribution Account or Employer Profit Sharing Contribution Account shall be forfeited.

Any amounts forfeited pursuant to this paragraph (a) shall first be made available to reinstate previously forfeited Account balances of former Participant’s, if any, in accordance with Section 6.3(b). The remaining forfeitures shall be applied in the following manner:

(i)	First, to pay Plan administration expenses, and

(ii)	Next, to reduce the Employer's Matching Contribution or Profit Sharing Contribution for the Plan Year in which such forfeitures occur.

(b)
If a portion of a Participant’s Employer Matching Contribution Account or Employer Profit Sharing Contribution Account has been forfeited in accordance with paragraph (a) above, that amount shall be subsequently restored to the Participant's Employer Matching Contribution Account or Employer Profit Sharing Contribution Account, whichever is applicable, provided (i) he is reemployed by an Employer or an Affiliated Employer before he has a period of Break in Service of five years, and, except as provided in paragraph (c) below, (ii) he repays to the Plan during his period of reemployment and within five years of his date of reemployment an amount in cash equal to the full amount distributed to him, if any, from the Plan on account of his termination of employment, other than Rollover Contributions made under Section 3.4; provided, however, that he may elect to repay to the Plan all or part of this amount as well.

(c)	In the event that any amounts to be restored by an Employer to a Participant's Employer Matching Contribution Account or Employer Profit Sharing Contribution

Account have been forfeited under paragraph (a) above, those amounts shall be taken first from any forfeitures which have not as yet been applied against Employer contributions and if any amounts remain to be restored, the Employer shall make a special Employer contribution equal to those amounts.

(d)
Generally, repayments under this Section must be made in a lump sum within five years of a Participant's reemployment. A repayment shall be invested in the available Investment Funds as the Participant elects at the time of repayment.

ARTICLE VII
WITHDRAWALS WHILE STILL EMPLOYED

7.1    Withdrawal of Rollover Contributions

A Participant may elect to withdraw all or part of his or her Rollover Contribution Account at any time.

7.2    Withdrawals Upon Attainment of Age 59-1/2

A Participant who has attained age 59-1/2, may withdraw all or any part of the Vested Portion of his or her Account.

7.3    Hardship Withdrawal

A Participant who has a financial hardship and who has made all available withdrawals pursuant to the Sections above and pursuant to the provisions of any other plans of the Employer and any Affiliated Employers of which he or she is a member, and who has obtained all available loans pursuant to A1ticle VIII and pursuant to the provisions of any other plans of the Employer and any Affiliated Employers of which he or she is a member, may withdraw from his or her Employee Deferral Account (excluding Roth Contributions) an amount not to exceed the amount determined by the Plan Administrator as being available for withdrawal pursuant to this Section. For purposes of this Section, financial hardship shall mean the immediate and heavy financial need of the Participant. A withdrawal based upon financial hardship pursuant to this Section 7.3 shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Participant's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Plan Administrator or its delegate. The decision of the Plan Administrator shall be final and binding, provided that all Participants similarly situated shall be treated in a uniform and nondiscriminatory manner. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Participant if the withdrawal is for:

(a)
Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income) and expenses for or necessary to obtain medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(b)	Costs directly related to the purchase of a principal residence of the Participant (excluding mortgage payments);

(c)
Payment of tuition and related educational foes, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant or the Participant's spouse, children, or dependents (as defined in Code Section 152, and without regard to Code Sections 152(b)(l), (b)(2) and (d)(l)(B));

(d)	Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

(e)	Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and without regard to Code Section 152(d)(l)(B));

(f)
Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(g)
Such other financial needs that the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

A Participant who makes a withdrawal from his or her Employee Deferral Account under this Section may not make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Affiliated Employer for a period of six (6) months following the date of such withdrawal.

7.4    Withdrawal Procedures

To make a withdrawal, a Participant shall give prior notice to the Plan Administrator or its designee not later than at the time determined by the Plan Administrator in a uniform and nondiscriminatory manner and communicated to all Participants. A withdrawal shall be made as of the earliest practicable Valuation Date following receipt by the Trustee of the application for withdrawal. The amount of the withdrawal shall be allocated between and among the Investment Funds in proportion to the value of the Participant's Account from which the withdrawal is made in each Investment Fund as of the date of the withdrawal. All payments to Participant’s under this Article VII shall be made in cash as soon as practicable.

7.5    Qualified Reservist Distributions

Notwithstanding any provision of the Plan to the contrary, a Participant who, by reason of being a member of a "reserve component" (as defined in Section 101 of Title 37 of the United States Code), is ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period may take a “qualified reservist distribution” (as defined in Code Section 72(t)(2)(G)(iii)), from amounts attributable to Employer contributions made pursuant to the Participant’s elective deferrals described in Section Code 402(g)(3)(A), during the period beginning on the date the Participant is ordered or called to duty and ending at the close of the Participant's active duty period.

7.6    Withdrawal of Deferral Contributions for Participants in Uniformed Services

For purposes of Code Section 401(k)(2)(B)(i)(I), any Participant shall be treated as having been severed from employment during the period he or she is performing service in the uniformed services described in Code Section 3401(h)(2)(A) while on active duty for a period of more than 30 days. If such a Participant elects to receive a distribution of Deferral Contributions, the Participant may not contribute any Deferral Contributions to the Plan during the six-month period beginning on the date of distribution.

ARTICLE VIII
LOANS TO PARTICIPANTS

8.1    Amount Available

A Participant who is an Eligible Employee may borrow, by giving notice to the Trustee in the manner approved by the Plan Administrator and on approval by the Plan Administrator under such uniform rules as it shall adopt, an amount which is not less than $1,000 and, when added to the outstanding balance of any other loans to the Participant from the Plan, does not exceed the lesser of (a) 50% of the Vested Portion of the Participant' s Account, or (b) $50,000 reduced by the excess, if any, of (i) the highest outstanding balance of loans to the Participant from the Plan during the one year period ending on the day before the day the loan is made, over (ii) the outstanding balance of loans to the Participant from the Plan on the date on which the loan is made. A loan may be made from any portion of a Participant’s Account except Roth Contributions. The loan shall be made under such terms, security interest, and conditions as the Plan Administrator deems appropriate.

8.2    Terms

In addition to such rules and regulations as the Plan Administrator may adopt, all loans shall comply with the following terms and conditions:

(a)
An application for a loan by a Participant shall be made to the Plan Administrator, or to its designee, in the manner described in the Plan's loan policy, whose action in approving or disapproving the application shall be final.

(b)
Each loan shall be evidenced by a promissory note payable to the Plan and shall bear interest at a rate to be fixed by the Plan Administrator. The Plan Administrator shall determine a reasonable rate of interest based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate shall remain fixed throughout the duration of the loan.

(c)
The period of repayment for any loan shall be arrived at by mutual agreement between the Plan Administrator and the Participant. That period shall not exceed five (5) years, except that a payment period of ten (10) years will be allowed if the loan is being used for the purchase of a principal residence of the Participant.

(d)
Payments of principal and interest will be made by payroll deductions or in a manner agreed to by the Participant and the Plan Administrator in substantially level amounts, but no less frequently than quarterly, in an amount sufficient to amortize the loan over the repayment period.

(e)
If a loan is not repaid in accordance with the terms contained in the promissory note and a default occurs, the Plan may execute upon its security interest in the Participant's Account under the Plan to satisfy the debt; however, amounts in a Participant's Account may not be offset and used to satisfy the payment of such loan (including interest) prior to the earliest time such amounts would otherwise be permitted to be distributed under applicable law.

8.3    General Administration

The Plan Administrator shall have the right to establish such policies and procedures as may be reasonable, necessa1y or desirable to carry out the provisions of this Article VIII.

ARTICLE IX
DISTRIBUTION OF ACCOUNTS UPON
TERMINATION OF EMPLOYMENT

9.1    Eligibility

Upon a Participant's Severance Date, the Vested Portion of the Participant's Account, as determined under Article VI, shall be distributed as provided in this Article.

9.2    Form of Distribution

Distribution of the Vested Portion of a Participant's Account shall be paid in a single lump sum payment, subject to the distribution limitations set out in Section 9.7.

9.3    Commencement of Payments

(a)
Unless a Participant elects otherwise, distribution of the Vested Portion of a Participant’s Account shall be made as soon as administratively practicable following the latest of: (i) the Participant's Severance Date; (ii) the sixty-fifth (65th) anniversary of the Participant's date of birth; or (iii) the tenth (10th) anniversary of the date on which he or she became a Participant (but not more than sixty (60) days after the close of the Plan Year in which the latest of (i), (ii), or (iii) occurs). Notwithstanding the preceding, the failure of a Participant to elect to receive a distribution shall be deemed an election to defer the receipt of payment of the Vested Portion of the Participant’s Account until the Participant's required beginning date as described in Section 9.4, if later.

(b)
In lieu of a distribution as described in Section 9.3(a) above, a Participant may, in accordance with such procedures as the Plan Administrator shall prescribe, elect to have the distribution of the Vested Portion of his or her Account made as soon as administratively practicable after any Valuation Date coincident with or following his or her Severance Date which is before the date described in subsection (a) above.

(c)
Notwithstanding the provisions of subsections (a) and (b), beginning effective June 1, 2010, if the value of the Vested Portion of the Participant’s Account amounts to $5,000 or less, a lump sum payment shall automatically be made as soon as administratively practicable following the Participant’s Severance Date; provided, however, that in the event of an involuntary cash-out of benefits greater than $1,000, if the Participant does not elect to receive the distribution directly or to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designed by the Plan Administrator. For purposes of this Section 9.3(c), the value of the Vested Portion of the Participant’s Account shall be calculated by excluding any portion attributable to Rollover Contributions.

(d)
In the case of the death of a Participant before his or her benefits commence, the Vested Portion of his or her Account shall be distributed to his or her Beneficiary in one lump sum as soon as administratively practicable following the Participant’s date of death.

9.4    Minimum Distribution Requirements

(a)	General rules

(i)	Effective Date. The provisions of this Section 9.4 will apply for purposes of determining minimum distributions for calendar years beginning with the 2003 calendar year.

(ii)	Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(iii)
Requirements of Treasury Regulations Incorporated. All distributions required under this Plan as amended will be determined and made in accordance with the Treasury regulations under Code Section 40l(a)(9).

(b)	Time and Manner of Distribution

(i)	Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, no later than as follows:

(A)
If the Participant’s surviving spouse is the Participant's sole designated Beneficiary, then, except as otherwise elected under Section 9.4(f), distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Pa1ticipant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(B)
If the Participant's surviving spouse is not the sole designated Beneficiary; then, except as otherwise elected under Section 9.4(f), distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)
If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the

Participant but before distributions to the surviving spouse begin, this Section 9.4(b)(2), other than Section 9.4(b)(2)(A), will apply as if the surviving spouse were the Participant.

For purposes of this Section 9.4(b)(2) and Section 9.4(d), unless Section 9.4(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 9.4(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.4(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.4(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.4(c) and (d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 40l(a)(9) and the Treasury Regulations.

(c)	Required Minimum Distributions During Participant's Lifetime

(i)
Amount of Required Minimum Distribution for Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A)
The quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section l.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

(B)
If the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the account balance by the number in the Joint and Last Survivor Table set forth in Section l.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

(ii)
Lifetime Required Minimum Distributions Continue through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.4(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death

(i)	Death On or After Date Distributions Begin

(A)
Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(1)	The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)
If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(3)
If the Participant's surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(B)
No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant's account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)	Death Before Date Distributions Begin

(A)
Participant Survived by Designated Beneficiary. Except as otherwise provided in Section 9.4(f), if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 9.4(d)(i).

(B)
No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant’s sole designated    Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.4(b)(2)(A), this Section 9.4(d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions

(i)
Designated Beneficiary. The individual who is designated as the Beneficiary under Section 1.5 of the Plan and is the designated Beneficiary under Code Section 40l(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)
Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.4(b)(2). The required minimum distribution for the

Participant’s first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in Section l .401(a)(9)-9 of the Treasury Regulations.

(iv) Participant's account balance. The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation year.

(v)
Required beginning date. The "required beginning date" of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, except that benefit distributions to a 5-percent owner (as defined in Code Section 416) must commence by the April 1 of the calendar year following the calendar year in which the Participant attains 70-1/2, even if such Participant has not retired.

(f)
Participants or Beneficiaries May Elect 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 9.4(b) and 9.4(d) apply to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9.4(b), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the surviving spouse's) death. If neither the Participant nor the Beneficiary makes an election under this Section 9.4(d), distributions will be made in accordance with Sections 9.4(b) and 9.4(d).

(g)
2009 Required Minimum Distributions. Notwithstanding the preceding paragraphs of this Section 9.4, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years ("Extended 2009 RMDs"), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. A direct rollover will be offered only for distributions that would be eligible rollover distributions without regard to Code Section 40l(a)(9)(H).
9.5    Status of Accounts Pending Distribution
Until distributed under Section 9.3 or 9.4, the Account of a Participant who is entitled to a distribution shall continue to be invested as part of the Funds of the Plan.
9.6    Proof of Death and Right of Beneficiary or Other Person
The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Account of a deceased Pat1icipant as the Plan Administrator may deem proper, and its determination of the right of that Beneficiary or other person to receive payment shall be conclusive.
9.7    Distribution Limitation

(a)
Notwithstanding any other provision of this Article IX, all distributions from this Plan shall conform to the regulations issued under Code Section 401(a)(9), including the incidental death benefit provisions of Code Section 401(a)(9)(G). Further, such regulations shall override any Plan provision that is inconsistent with Code Section 401(a)(9).

(b)
Payments shall be made in cash and shall not be made in kind (except as provided immediately below and in Section 9.8(b)(i) below); provided, however, that a Participant or Beneficiary may elect to have the portion of his or her Account that is invested in Employer Stock paid or transferred (pursuant to Section 9.8 below) in whole shares of Employer Stock with any balance (including fractional shares of Employer Stock) to be paid or transferred in cash. Conversions of Employer Stock to or from cash shall be based upon the value of the Employer Stock on the date the benefit payment is made.

9.8    Rollover Distributions

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 9.8, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	Definitions. For purposes of Section 9.8(a) above, the following terms and phrases shall mean:

(i)
Eligible Rollover Distribution. An Eligible Rollover Distribution (as defined in Code Section 402(c)(4)) is any distribution, including in kind distributions of promissory notes for Plan loans, of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years of more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective for distributions after December 31, 2001, any amount that is distributed on account of hardship.

(ii)
Eligible Retirement Plan. An Eligible Retirement Plan (as defined in Code Section 402(c)(8)(B)) is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. An Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b), which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. An Eligible Retirement Plan includes a Roth individual retirement account described in Code Section 408A. The definition of Eligible Retirement Plan shall apply in the case of a distribution to any Distributee, including a surviving spouse, or a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

Effective for distributions after December 31, 2006, if, with respect to any portion of a distribution from an "eligible retirement plan" (as defined in Code Section 402(c)(8)(B)) of a deceased Participant, a direct trustee-to-trustee transfer is made to an individual retirement account or individual retirement annuity (as defined in Code Sections 402(c)(8)(B)(i) and (ii)) that is established for the purpose of receiving the distribution on behalf of an individual who is a designated beneficiary (as defined in Code Section 401(a)(9)(E)) of the Participant and who is not the surviving spouse of the Participant,

(A)	the transfer shall be treated as an eligible rollover distribution for purposes of Code Section 402(c),

(B)	the individual retirement plan shall be treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)), and

(C)	Code Section 401(a)(9)(B) (other than clause (iv) thereof) shall apply to such plan.

(iii)
Distributee. A Distributee includes an Employee, former Employee, or any individual designated as a Beneficiary by the Participant (as described in Code Section 401(a)(9)(E) and Treas. Reg. Section l.401(a)(9)-4 Q&A 1) who receives a direct trustee-to-trustee transfer pursuant to Code Section 402(c)(11). In addition, the Employee's or former Employee's surviving spouse and the Employee's former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

(iv)	Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE X
ADMINISTRATION OF PLAN

10.1    Plan Administration

The general administration of the Plan and the responsibility for carrying out the provisions of the Plan shall be upon Chicago Bridge & Iron Company. Chicago Bridge & Iron Company shall be the "Plan Administrator" and the "Named Fiduciary" for the operation and administration of the Plan under the provisions of ERISA. In the exercise of its sole and absolute discretion, the Plan Administrator shall interpret the Plan's provisions and shall determine the eligibility of individuals for benefits. The Plan Administrator may appoint in its sole discretion a third-party administrator to act as administrator and to perform such duties as designated by the Plan Administrator. The Plan Administrator shall also engage such certified public accountants, actuaries, and other advisers and service providers, who may be accountants, actuaries, advisers or service providers for the Employer or an Affiliated Employer, as it shall require or may deem advisable for purposes of the Plan.

10.2    Service in More Than One Fiduciary Capacity
Any individual, entity, or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Funds of the Plan.
10.3    Limitation of Liability
The Plan Sponsor, Employer, an Affiliated Employer, the directors of the Employer or an Affiliated Employer, or any officer, employee, or agent of the Employer or Affiliated Employer shall not incur any liability individually or on behalf of any other individuals or on behalf of the Employer or an Affiliated Employer for any act or failure to act, made in good faith in relation to the Plan or the funds of the Plan. However, this limitation shall not act to relieve any such individual or the Employer from a responsibility or liability for any fiduciary responsibility, obligation, or duty under Part 4, Title I of ERISA.
10.4    Indemnification
The directors, officers, and employees of the Plan Sponsor, Employer or an Affiliated Employer shall be indemnified against any and all liabilities arising by reason of any act, or failure to act, in relation to the Plan or the funds of the Plan, including, without limitation, expenses reasonably inc1med in the defense of any claim relating to the Plan or the funds of the Plan, and amounts paid in any compromise or settlement relating to the Plan or the funds of the Plan, except for actions or failure to act made in bad faith. The foregoing indemnification shall be from the funds of the Plan to the extent of those funds and to the extent permitted under applicable law; otherwise from the assets of the Employer or an Affiliated Employer.
10.5    Appointment of Investment Manager
The Plan Administrator may, in its discretion, appoint one or more investment managers (within the meaning of ERISA Section 3(38)) to manage (including the power to acquire and dispose of) all or part of the assets of the Plan, as the Plan Administrator shall designate. In that event authority over and responsibility for the management of the assets so designated shall be the sole responsibility of that investment manager.

ARTICLE XI
MANAGEMENT OF FUNDS

11.1    Trust Agreement

All the Funds of the Plan shall be held by the Trustee appointed from time to time by the Board of Directors under a Trust Agreement adopted, or as amended, by the Board of Directors for use in providing the benefits of the Plan and paying its expenses not paid directly by the Employer. The Employer shall have no liability for the payment of benefits under the Plan or for the administration of the Funds paid over to the Trustee.

11.2    Exclusive Benefit Rule

Except as otherwise provided in the Plan, no part of the corpus or income of the Funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan. No person shall have any interest in or right to any part of the earnings of the Funds of the Plan, or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

11.3    Payment of Expenses

(a)
Except as provided in Section 11.3(b) below, all expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Plan Administrator, and the cost of furnishing any bond or security required of the Plan Administrator shall be paid by the Trustee from the Trust, and, until paid, shall constitute a claim against the Trust which is paramount to the claims of Participants and Beneficiaries; provided, however, that (i) the obligation of the Trustee to pay such expenses from the Trust shall cease to exist to the extent such expenses are paid by the Employer and (ii) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are Participants in the Plan, or from an employee organization whose members are Participants in the Plan, shall not receive any additional compensation for serving as Trustee.    This Section shall be deemed to be a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

(b)
The Plan Administrator and any fiduciary under the Plan may charge against the Account of a Participant any actual and reasonable fees and expenses associated with the determination of eligibility of such Participant or his or her alternate payee for a distribution pursuant to a qualified domestic relations order or pursuant to a request for a hardship withdrawal, or associated with the documentation and enforcement of any loan from the Plan.

ARTICLE XII
GENERAL PROVISIONS

12.1    Non-alienation

Except as required by any applicable law, no benefit under the Plan shall in any manner be anticipated, assigned, or alienated, and any attempt to do so shall be void. However, payment shall be made in accordance with the provisions of any judgment, decree, or order which:

(a)
Creates for, or assigns to, a spouse, former spouse, child or other dependent of a Participant the right to receive all or a portion of the Participant’s benefits under the Plan for the purpose of providing child support, alimony payments, or marital property rights to that spouse, child, or dependent;

(b)	Is made pursuant to a state domestic relations law;

(c)	Does not require the Plan to provide any type of benefit, or any option, not otherwise provided under the Plan; and

(d)	Otherwise meets the requirements of ERISA Section 206(d), as amended, as a "qualified domestic relations order" ("QDRO"), as determined by the Plan Administrator.

Any distribution due an alternate payee under a qualified domestic relations order may be made as soon as practicable following the earliest date specified in such order, even if the Participant has not terminated employment with the Employer or reached "earliest retirement age" as defined in Code Section 414(p)(4), or as otherwise permitted under such order pursuant to an agreement between the Plan and the alternate payee; provided, however, that if the amount of the distribution exceeds $5,000 and the order requires the alternate payee must consent to the distribution. Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a QDRO will not fail to be a QDRO: (a) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (b) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant's death.

12.2    Conditions of Employment Not Affected by Plan

The establishment of the Plan shall not confer any legal rights upon any Employee or other person for a continuation of employment, nor shall it interfere with the rights of the Employer to discharge any Employee and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant of the Plan.

12.3    Facility of Payment

If the Plan Administrator shall find that a Participant or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or is a minor, the Plan Administrator may direct that any benefit due him or her, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, or to a person with whom he or she resides. Any payment so made shall be a complete discharge of the liabilities of the Plan for that benefit.

12.4    Information

Each Participant, Beneficiary, or other person entitled to a benefit, before any benefit shall be payable to him or her or on his or her account under the Plan, shall file with the Plan Administrator the information that it shall require to establish his or her rights and benefits under the Plan.

12.5    Top-Heavy Provisions

(a)	The following definitions apply to the terms used in this Section:

(i)	"applicable determination date" means the last day of the later of the first Plan Year or the preceding Plan Year;

(ii)
"top-heavy ratio" means the ratio of (A) the value of the aggregate of the Accounts under the Plan for key employees to (B) the value of the aggregate of the Accounts under the Plan for all key employees and non-key employees;

(iii) "key employee" means, for any Plan Year beginning after December 31, 2001, any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 21, 2002), a "5-percent owner" (as defined below) of the Employer, or a "1-percent owner" (as defined below) of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means Statutory Compensation as defined in Section 1.45. The determination of who is a key employee will be made in accordance with Code Section 416(i)(I) and the applicable regulations and other guidance of general applicability issued thereunder.

(iv)
"5-percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possession more than five percent (5%) of the total combined voting power of all stock of the Employer. "1-percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possession more than one percent (1%) of the total combined voting power of all stock of the Employer.

In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate Employers. However, in determining whether an individual receives annual compensation of more than $150,000, compensation from each Employer required to be aggregated under Code Sections 414(b), (c) and (m) shall be taken into account;

(v)	"non-key employee" means any Employee who is not a key employee;

(vi)	"applicable Valuation Date" means the Valuation Date coincident with or immediately preceding the last day of the first Plan Year or the preceding Plan Year, whichever is applicable;

(vii)
"required aggregation group" means any other qualified plan(s) of the Employer or an Affiliated Employer in which there are members who are key employees or which enable(s) the Plan to meet the requirements of Code Section 40l(a)(4) or 410; and

(viii)
"permissive aggregation group" means each plan in the required aggregation group and any other qualified plan(s) of the Employer or an Affiliated Employer in which all members are non-key employees, if the resulting aggregation group continues to meet the requirements of Code Sections 40l(a)(4) and 410.

(b)
For purposes of this Section, the Plan shall be "top-heavy" with respect to any Plan Year if as of the applicable determination date the top-heavy ratio exceeds 60%. The top heavy ratio shall be determined as of the applicable Valuation Date in accordance with Code Section 416(g)(3) and (4) and Article V of this Plan, and shall take into account any contributions made after the applicable Valuation Date but before the last day of the Plan Year in which the applicable Valuation Date occurs. For purposes of determining whether the Plan is top-heavy, the Account balances under the Plan will be combined with the Account balances or the present value of accrued benefits under each other plan in the required aggregation group, and, in the Employer's discretion, may be combined with the Account balances or the present value of accrued benefits under any other qualified plan in the permissive aggregation group. Distributions made with respect to a Participant under the Plan during the five-year period ending on the applicable determination date shall be taken into account for purposes of determining the top-heavy ratio; distributions under plans that terminated within such five-year period shall also be taken into account, if any such plan contained key employees and therefore would have been part of the required aggregation group. For any Plan Year beginning after December 31, 2001, the present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting "5-year period" for "1-year period." The accrued benefits and Account of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(c)
For any Plan Year with respect to which the Plan is top-heavy, an additional Employer contribution shall be allocated on behalf of each Participant (and each Employee eligible to become a Participant) who is a non-key employee, and who has not separated from service as of the last day of the Plan Year, to the extent that the contributions made on his or her behalf under Sections 3.2 and 3.3 for the Plan Year (and not needed to meet the contribution percentage test set forth in Section 3.7(b)) would otherwise be less than 3% of his or her remuneration. However, if the greatest percentage of remuneration contributed on behalf of a key employee under Sections 3.1, 3.2, and 3.3 for the Plan Year would be less than 3%, that lesser percentage shall be substituted for "3%" in the preceding sentence. Notwithstanding the foregoing provisions of this Section 12.5(c), no minimum contribution shall be made under this Plan with respect to a Participant (or an employee eligible to become a Participant) if the required minimum benefit under Code Section 416(c)(1) is provided to him or her by any other qualified pension plan of the Employer or an Affiliated Employer. For any Plan Year beginning after December 31, 2001, Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2). The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be made in another plan, such other plan.

Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the Actual Contribution Percentage test and other requirements of Code Section 401(m).

12.6    Prevention of Escheat

If the Plan Administrator cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Plan Administrator may, no earlier than three (3) years from the date such payment is due, mail a notice of such due and owing payment to the last known address of such person, as shown on the records of the Plan Administrator or the Employer. If such person has not made written claim therefor within three (3) months of the date of the mailing, the Plan Administrator may, if it so elects and upon receiving advice from counsel to the Plan, direct that such payment and all remaining payments otherwise due such person be canceled on the records of the Plan and the amount thereof applied to reduce the contributions of the Employer. Upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person or his or her Beneficiary later notifies the Plan Administrator of his or her whereabouts and requests the payment or payments due to him or her under the Plan, the amount so applied shall be paid to him or her in accordance with the provisions of the Plan applicable to the restoration of forfeitures.

12.7    Transfers of Trust Fund Assets

The Plan Administrator may make a transfer of liabilities and corresponding assets from the Trust Fund to trusts of plans of an Affiliated Employer and other plans qualified under Code Section 401(a), subject to Section 13.2. The Plan Administrator may accept a transfer of liabilities and corresponding assets from the trustees of plans of an Affiliated Employer and other plans qualified under Code Section 401(a). Any assets received under this Section shall thereafter constitute part of the corpus of the Trust Fund. All such transfers and allocations shall be made in accordance with ERISA.

12.8    Construction

(a)	The Plan shall be construed, regulated, and administered under ERISA and the laws of Louisiana, except where ERISA controls.

(b)	The masculine pronoun shall mean the feminine wherever appropriate and vice versa, and the singular shall mean the plural wherever appropriate and vice versa.

(c)	The titles and headings of the Articles and Sections in this Plan are for convenience only. In the case of ambiguity or inconsistency, the text rather than the titles or headings shall control.

12.9    USERRA Compliance

(a)
Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

(b)	Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

12.10    Death Benefits Under USERRA-Qualified Active Military Service

Notwithstanding any provision of the Plan to the contrary, in the case of a Participant who dies on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

12.11    Qualified Hurricane Disaster Relief
This Section 12.11 reflects the amendment of the Plan to implement any and all relief that is made available with respect to Plan distributions and loans by IRS Announcement 2005-70, the Katrina Emergency Tax Relief Act of 2005 ("KETRA") and the Gulf Opportunity Zone Act of 2005 ("GOZA"). This amendment shall be interpreted in accordance with Code Section l400Q and Announcement 2005-70, which are incorporated herein by reference, and all other applicable and related IRS guidance, including, but not limited to, Notice 2005-92. This amendment, which is effective as of the effective dates and for the periods set forth in Code Section 1400Q and Announcement 2005-70, shall supersede the provisions of the Plan to the extent, and for the periods, that those provisions are inconsistent with the provisions of this amendment.

ARTICLE XIII
AMENDMENT, MERGER, AND TERMINATION

13.1    Amendment of Plan

Chicago Bridge & Iron Company reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate, to amend in whole or in part any or all of the provisions of the Plan by duly adopted resolution; provided, however, that amendments to the Plan which do not have a significant cost impact on the Employer and amendments necessary to acquire and maintain the qualified status of the Plan under the Code, whether or not retroactive, may be made by Chicago Bridge & Iron Company. However, no amendment shall make it possible for any part of the Funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of persons entitled to benefits under the Plan. No amendment shall be made which has the effect of decreasing the balance of the Account of any Participant or of reducing the non-forfeitable percentage of the balance of the Account of a Participant below the non-forfeitable percentage computed under the Plan as in effect on the date on which the amendment is adopted or, if later, the date on which the amendment becomes effective.

13.2    Merger, Consolidation, or Transfer

The Plan may not be merged or consolidated with, and its assets or liabilities may not be transferred to, any other plan unless each person entitled to benefits under the Plan would, if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

13.3    Additional Participating Employers

(a)	If any company is or becomes an Affiliated Employer, the Board of Directors may include the employees of that Affiliated Employer in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become Employees of the Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with the Affiliated Employer shall be recognized under the Plan, but subject to the continued qualification of the Trust for the Plan as tax-exempt under the Code.

(b)
Any Affiliated Employer may terminate its participation in the Plan upon appropriate action by it. In that event the Funds of the Plan held on account of Participants in the employ of that company, and any unpaid balances of the Accounts of all Participants who have separated from the employ of that company, shall be determined by the Plan Administrator. Those Funds shall be distributed as provided in Section 13.4 if the Plan should be terminated, or shall be segregated by the Trustee as a separate trust, pursuant to ce1tification to the Trustee by the Plan Administrator, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all the powers and duties of the Board of Directors.

13.4    Termination of Plan

(a)	The Board of Directors, by duly adopted resolution, may terminate the Plan in whole or in part, or completely discontinue contributions under the Plan, for any reason at any time.
In case of termination or partial termination of the Plan, or complete discontinuance of Employer contributions to the Plan, the rights of affected Participants to their Accounts under the Plan as of the date of the termination or discontinuance shall be non-forfeitable. The total amount in each Participant' s Account shall be distributed, as the Plan Administrator shall direct, to him or her or for his or her benefit or continued in trust for his or her benefit.

(b)
Upon termination of the Plan, Deferral Contributions, with earnings thereon, shall be distributed to Participants as soon as administratively practicable, provided that (i) neither the Employer nor an Affiliated Employer establishes or maintains an alternative defined contribution plan within the meaning of Treasury Regulation Section 1.401(k)-1(d)(4)(i), and (ii) payment is made to the Participant in the form of a lump sum.

Executed this _____ day of December, 2013.
CHICAGO BRIDGE & IRON COMPANY

By_______________________________________

Title______________________________________